                                               Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-47576
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 24, 2001)

                                 3,800,000 BOXES
                        MORGAN STANLEY DEAN WITTER & CO.
                    PHARMACEUTICAL BOXES DUE OCTOBER 30, 2031

                 BASKET OPPORTUNITY EXCHANGEABLE SECURITIES[SM]
           ("BOXES[SM]") PATENT PENDING EXCHANGEABLE FOR A CASH AMOUNT BASED ON THE CLOSING PRICES OF THE UNDERLYING STOCKS OF THE
                    AMEX EQUAL WEIGHTED PHARMACEUTICAL INDEX

THE PHARMACEUTICAL BOXES ARE SENIOR UNSECURED DEBT SECURITIES OF MORGAN STANLEY DEAN WITTER & CO. EXCHANGEABLE UPON MATURITY, EARLIER EXCHANGE BY A HOLDER OR REDEMPTION BY US FOR AN AMOUNT OF CASH BASED ON THE CLOSING PRICES OF THE UNDERLYING STOCKS OF THE AMEX EQUAL WEIGHTED PHARMACEUTICAL INDEX, WHICH WE REFER TO AS THE DGE INDEX, ON THE DATE OF EXCHANGE. HOLDERS WILL NOT BE ENTITLED TO RECEIVE THE ACTUAL SHARES OF STOCK UNDERLYING THE PHARMACEUTICAL BOXES EITHER ON EXCHANGE, ON OUR REDEMPTION OR AT MATURITY.

O THE ISSUE PRICE OF EACH PHARMACEUTICAL BOXES IS $16.1093, WHICH IS EQUAL TO ONE THIRTIETH OF THE CLOSING PRICES OF THE UNDERLYING STOCKS OF THE DGE INDEX ON THE DATE OF THIS PROSPECTUS SUPPLEMENT BASED ON THE REPRESENTATION OF THOSE STOCKS IN THE DGE INDEX, PLUS THE MAXIMUM UNDERWRITING DISCOUNTS AND COMMISSIONS.

O ON THE MATURITY DATE, YOU WILL RECEIVE AS REPAYMENT OF PRINCIPAL AN AMOUNT OF CASH BASED ON THE CLOSING PRICES OF THE UNDERLYING STOCKS OF THE DGE INDEX, PLUS ACCRUED BUT UNPAID BASE AND SUPPLEMENTAL COUPON AMOUNTS. THE PHARMACEUTICAL BOXES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

O WE WILL PAY A QUARTERLY BASE COUPON ON EACH PHARMACEUTICAL BOXES EQUAL TO THE CASH DISTRIBUTIONS, IF ANY, ON THE AMOUNT OF STOCKS UNDERLYING THAT PHARMACEUTICAL BOXES (LESS ANY WITHHOLDING TAX OR FOREIGN CURRENCY CONVERSION FEES WITH RESPECT TO UNDERLYING STOCKS OF NON-U.S. ISSUERS) TO THE EXTENT THE DGE INDEX IS NOT ADJUSTED TO REFLECT SUCH PAYMENTS. WE WILL ALSO PAY AN ANNUAL SUPPLEMENTAL COUPON AT AN ANNUAL RATE OF 0.05% OF THE LESSER OF ONE THIRTIETH OF THE CLOSING VALUE OF THE DGE INDEX ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND ONE THIRTIETH OF THE AVERAGE CLOSING VALUE OF THE DGE INDEX DURING THE PRECEDING ANNUAL CALCULATION PERIOD.

O BEGINNING ON DECEMBER 26, 2001, YOU MAY EXCHANGE A MINIMUM OF 30,000 PHARMACEUTICAL BOXES ON ANY TRADING DAY FOR AN AMOUNT OF CASH BASED ON THE CLOSING PRICES OF THE UNDERLYING STOCKS OF THE DGE INDEX, PLUS ACCRUED BUT UNPAID BASE COUPON AMOUNTS.

O BEGINNING ON NOVEMBER 26, 2008, WE MAY REQUIRE YOU TO EXCHANGE YOUR PHARMACEUTICAL BOXES FOR AN AMOUNT OF CASH BASED ON THE CLOSING PRICES OF THE UNDERLYING STOCKS OF THE DGE INDEX, PLUS ACCRUED BUT UNPAID BASE COUPON AMOUNTS.

O THE PHARMACEUTICAL BOXES HAVE BEEN APPROVED FOR LISTING UNDER THE SYMBOL "RXB" ON THE AMERICAN STOCK EXCHANGE AND THE PHILADELPHIA STOCK EXCHANGE, SUBJECT TO OFFICIAL NOTICE OF ISSUANCE. WE MAY ISSUE ADDITIONAL PHARMACEUTICAL BOXES HAVING TERMS IDENTICAL TO THOSE WE ARE OFFERING UNDER THIS PROSPECTUS SUPPLEMENT (OTHER THAN PRICE), BUT WE ARE NOT OBLIGATED TO DO SO.

    INVESTMENT IN THE PHARMACEUTICAL BOXES INVOLVES RISKS. SEE "RISK FACTORS"
                              BEGINNING ON P. S-10.

                                    ---------

                     PRICE $16.1093 PER PHARMACEUTICAL BOXES

                                    ---------

                                                           UNDERWRITING DISCOUNTS      PROCEEDS TO
                                 PRICE TO PUBLIC(1)(2)       AND COMMISSIONS(2)       THE COMPANY(1)
                                 ---------------------       ------------------       --------------
PER PHARMACEUTICAL BOXES................$16.1093                    $.28                $15.8293
                                        ========                    ====                ========
TOTAL.................................$61,215,340                $1,064,000            $60,151,340
                                      ===========                ==========            ===========

----------

(1)   PLUS ACCRUED INTEREST, IF ANY, FROM THE ORIGINAL ISSUE DATE.
(2) THE PRICE TO PUBLIC FOR INVESTORS PURCHASING 3,000 OR MORE PHARMACEUTICAL BOXES IN ANY SINGLE TRANSACTION WILL BE SUBJECT TO A REDUCED COMMISSION. SEE "UNDERWRITER" IN THIS PROSPECTUS SUPPLEMENT.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MORGAN STANLEY & CO. INCORPORATED EXPECTS TO DELIVER THE PHARMACEUTICAL BOXES TO PURCHASERS, IN REGISTERED BOOK-ENTRY FORM ONLY, THROUGH THE DEPOSITORY TRUST COMPANY ON NOVEMBER 26, 2001.

                                 MORGAN STANLEY

NOVEMBER 20, 2001

                                TABLE OF CONTENTS

                                                   PAGE
                                                   ----

PROSPECTUS SUPPLEMENT

Summary..........................................  S-3

Risk Factors.....................................  S-10

Description of the Pharmaceutical

BOXES............................................  S-18

Use of Proceeds and Hedging......................  S-35

License Agreement between the American
Stock Exchange and Morgan Stanley................  S-35
ERISA Matters for Pension Plans and
Insurance Companies..............................  S-36

U.S. Federal Income Tax Consequences.............  S-37

Underwriter......................................  S-42

Legal Matters....................................  S-44

PROSPECTUS

Summary..........................................    3

Where You Can Find

More Information.................................    7

Consolidated Ratios of Earnings to Fixed
Charges and Earnings to Fixed Charges and
Preferred Stock Dividends........................    8

Morgan Stanley Dean Witter.......................    9

Use of Proceeds..................................    9

Description of Debt Securities...................  10

Description of Units.............................  17

Description of Warrants..........................  23

Description of Purchase Contracts................  25

Description of Capital Stock.....................  27

Forms of Securities..............................  39

Plan of Distribution.............................  42

Legal Matters....................................  43

Experts..........................................  43

ERISA Matters for Pension Plans and
Insurance Companies..............................  44

"Basket Opportunity eXchangeablE Securities" and "BOXES" are our service marks. "AMEX Equal Weighted Pharmaceutical Index" is a service mark of The American Stock Exchange LLC. "American Stock Exchange" and "AMEX" are federally registered trademarks of The American Stock Exchange LLC. "Philadelphia Stock Exchange" is a service mark of Philadelphia Stock Exchange, Inc.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

                                     SUMMARY

         THE FOLLOWING SUMMARY DESCRIBES THE PHARMACEUTICAL BOXES WE ARE OFFERING TO YOU IN GENERAL TERMS. YOU SHOULD READ THE SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION CONTAINED IN THE REST OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS ADDRESSED IN "RISK FACTORS."

         THE PHARMACEUTICAL BOXES ARE DEBT SECURITIES OF MORGAN STANLEY DEAN WITTER & CO. THE PHARMACEUTICAL BOXES ARE EXCHANGEABLE FOR AN AMOUNT OF CASH BASED ON THE CLOSING PRICES OF THE UNDERLYING STOCKS OF THE DGE INDEX ON THE DATE OF EXCHANGE AND THE REPRESENTATION OF THOSE STOCKS IN THE DGE INDEX. THE DGE INDEX IS PUBLISHED BY THE AMERICAN STOCK EXCHANGE LLC, WHICH WE REFER TO AS THE "AMERICAN STOCK EXCHANGE." THE PHARMACEUTICAL BOXES ALSO ENTITLE HOLDERS TO RECEIVE, AS INTEREST ON THE PHARMACEUTICAL BOXES, CERTAIN COUPON AMOUNTS AS DESCRIBED BELOW UNDER "DESCRIPTION OF THE PHARMACEUTICAL BOXES--INTEREST RATE." UNLIKE CONVENTIONAL DEBT SECURITIES, THE PHARMACEUTICAL BOXES DO NOT GUARANTEE THE RETURN OF PRINCIPAL AT MATURITY. BEGINNING ON NOVEMBER 26, 2008 (OR EARLIER IF THE DGE INDEX IS DISCONTINUED OR SUSPENDED AND THERE IS NO APPROPRIATE SUCCESSOR INDEX), WE HAVE THE RIGHT TO REDEEM THE PHARMACEUTICAL BOXES AS DESCRIBED BELOW UNDER "DESCRIPTION OF THE PHARMACEUTICAL BOXES--ISSUER REDEMPTION RIGHT."

EACH OF THE PHARMACEUTICAL              We, Morgan Stanley, are offering our
BOXES COSTS $16.1093                    Basket Opportunity eXchangeablE
                                        Securities due October 30, 2031, which
                                        are exchangeable daily, beginning on
                                        December 26, 2001, for a cash amount
                                        based on the closing prices of the
                                        stocks underlying the DGE Index on the
                                        date of exchange, subject to the
                                        exchange conditions described below
                                        under "Description of the Pharmaceutical
                                        BOXES--Exchange Right." The issue price
                                        of each Pharmaceutical BOXES is
                                        $16.1093, which is equal to one
                                        thirtieth of the closing prices of the
                                        underlying stocks of the DGE Index as of the date of this prospectus supplement based on the representation of those stocks in the DGE Index, plus the maximum underwriting discounts and commissions as set forth on the cover page of this prospectus supplement.
                                        Purchases of 3,000 or more
                                        Pharmaceutical BOXES are entitled to
                                        reduced underwriting discounts and
                                        commissions as described in
                                        "Underwriter" below.

PHARMACEUTICAL BOXES ARE DEBT           The Pharmaceutical BOXES are debt
SECURITIES                              securities. As a holder of the
                                        Pharmaceutical BOXES, you will not be
                                        recognized by the issuers of the
                                        underlying stocks of the DGE Index as
                                        the owner of those stocks, and you will
                                        have no rights as a stockholder with
                                        respect to any of the underlying stocks
                                        including, without limitation, the right to vote or tender or exchange the underlying stocks in any tender or exchange offer by the issuers of the underlying stocks or any third party.

THE PHARMACEUTICAL BOXES ARE            You will receive for each of your
EXCHANGEABLE FOR A CASH AMOUNT BASED    Pharmaceutical BOXES at maturity, or
ON THE CLOSING                          earlier upon exercise of your exchange
PRICES OF THE STOCKS BOXES              right or our redemption of the
UNDERLYING THE DGE INDEX                Pharmaceutical as described in this
                                        prospectus supplement under "Description of the Pharmaceutical BOXES--Cash
                                        Settlement Value Payable at Maturity or
                                        upon Exchange or Issuer Redemption," an
                                        amount of cash based on the closing
                                        prices of the underlying stocks on the
                                        date of exchange, plus accrued but
                                        unpaid base coupon amounts and, at
                                        maturity, accrued but unpaid
                                        supplemental coupon amounts.

                                        The American Stock Exchange first
                                        published the DGE Index on September 4,
                                        2001. The composition of the DGE Index
                                        as of November 20, 2001 appears in the
                                        section of this prospectus supplement
                                        captioned "Description of the
                                        Pharmaceutical BOXES--Composition of DGE
                                        Index." Each of the issuers of the
                                        underlying stocks is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Two of the issuers of the underlying stocks, AstraZeneca PLC and
                                        GlaxoSmithKline plc, are companies
                                        incorporated under the laws of England
                                        and Wales. Shares of AstraZeneca common
                                        stock and GlaxoSmithKline common stock
                                        trade in the United States in the form
                                        of American Depositary Receipts or
                                        "ADRs." ADRs are depositary receipts
                                        evidencing securities of non-U.S.
                                        issuers that are held by a depositary
                                        and are traded in lieu of those
                                        securities. For a description of the
                                        risks associated with non-U.S. issuers
                                        and ADRs, see "Risk Factors" below.

                                        Except as expressly indicated otherwise, when we refer to "underlying stocks," we mean each of the securities comprising the DGE Index including, where applicable, ADRs. In these circumstances, "per share" or "per underlying stock" amounts refer to the per ADR amounts.

                                        You can review quarterly indicative
                                        closing values of the DGE Index from
                                        June 30, 1996 to August 31, 2001 and
                                        quarterly historical closing values of
                                        the DGE Index for the period from
                                        September 1, 2001 to November 20, 2001
                                        under the section of this prospectus
                                        supplement captioned "Description of the
                                        Pharmaceutical BOXES--Indicative and
                                        Historical Information." On November 20,
                                        2001, the closing value of the DGE Index as reported by the American Stock Exchange was $474.88. The indicative information was prepared by the American Stock Exchange as though the DGE Index had been published during the period from June 30, 1996 to August 31, 2001 and as though its composition mirrored the composition of the AMEX
                                        Pharmaceutical Index, or "DRG Index," an index whose weighting methodology is different from the DGE Index but otherwise whose underlying stocks are identical to those of the DGE Index. The indicative and historical performance of the DGE Index is not an indication of the value of the DGE Index, and therefore the underlying stocks, at the maturity date or any other future date. The American Stock Exchange and the issuers of the underlying stocks are not affiliates of ours and are not involved in this offering. The obligations represented by the Pharmaceutical BOXES are solely those of Morgan Stanley Dean Witter & Co.

HOW THE EXCHANGE RATIOS FOR THE         The exchange ratio for each underlying
UNDERLYING STOCKS WILL BE CALCULATED    stock initially will be calculated by
                                        multiplying (a) the number of shares of
                                        that stock, or in the case of underlying stocks in the form of ADRs, the number of ADRs, used by the American Stock
                                        Exchange in calculating the DGE Index by
                                        (b) one thirtieth. The initial exchange
                                        ratio for each underlying stock is set
                                        out under "Description of the
                                        Pharmaceutical BOXES--Composition of DGE
                                        Index."

                                        The exchange ratios for the underlying
                                        stocks will be adjusted following each
                                        quarterly rebalancing of the DGE Index
                                        by the American Stock Exchange, as
                                        described below under "Description of
                                        the Pharmaceutical BOXES--The DGE
                                        Index." The exchange ratio for each
                                        underlying stock will also be adjusted
                                        if the American Stock Exchange adjusts
                                        the composition of the DGE Index or the
                                        number of shares of the underlying stock used in calculating the DGE Index between quarterly adjustments. The American Stock Exchange may make these adjustments in order to reflect corporate events relating to an issuer of an underlying stock or when it determines to substitute a new stock for an underlying stock, to add to the underlying stocks or to contract the DGE Index by deleting an underlying stock. When the American Stock Exchange makes any rebalancing or adjustment, the exchange ratios applicable in calculating exchange values for underlying stocks will be automatically reset from and after the effective date of that adjustment.

PHARMACEUTICAL BOXES ARE EXCHANGEABLE   Unlike conventional debt securities, the
AT MATURITY FOR AN AMOUNT OF CASH       Pharmaceutical BOXES do not guarantee
BASED ON THE CLOSING PRICES OF THE      any return of principal at maturity.
STOCKS UNDERLYING THE DGE INDEX         Instead, on the maturity date of the
                                        Pharmaceutical BOXES, we will pay to you an amount of cash, calculated as described under "Description of the
                                        Pharmaceutical BOXES--Cash Settlement
                                        Value Payable at Maturity or upon
                                        Exchange or Issuer Redemption," plus
                                        accrued but unpaid base and supplemental coupon amounts. The cash amount that you receive for your Pharmaceutical BOXES will depend on the exchange ratio of each underlying stock on the sixth trading day prior to the maturity date.
                                        The value of your Pharmaceutical BOXES
                                        will depend on the composition of the
                                        DGE Index and the exchange ratios of the underlying stocks at that time. A
                                        "trading day" means a day on which
                                        securities are traded on each of the
                                        principal U.S. securities exchanges or
                                        trading systems on which the underlying
                                        stocks are then listed or quoted.

INTEREST ON THE PHARMACEUTICAL BOXES    We will pay interest on the
WILL VARY                               Pharmaceutical BOXES as follows:

                                     o  We will pay a base coupon quarterly on
                                        the 30th day of each March, June,
                                        September and December, commencing on
                                        March 30, 2002 (or if an interest
                                        payment date is not a business day in
                                        New York City, on the immediately
                                        following business day). The quarterly
                                        base coupon per Pharmaceutical BOXES
                                        will equal the sum of:

                                               (a) each cash dividend or cash
                                                   distribution other than
                                                   dividends or distributions
                                                   described in paragraph (b)
                                                   below, if any, on any
                                                   underlying stock at its
                                                   respective exchange ratio and
                                                   for which the "ex-dividend"
                                                   date (that is, the date on
                                                   and after which transactions
                                                   in the underlying stock on an
                                                   organized securities exchange
                                                   or trading system no longer
                                                   carry the right to receive
                                                   that dividend or
                                                   distribution) has occurred
                                                   during the related quarterly
                                                   calculation period with
                                                   respect to that interest
                                                   payment date and to the
                                                   extent that the DGE Index is
                                                   not adjusted by the American
                                                   Stock Exchange to incorporate
                                                   the value of that cash
                                                   dividend or other
                                                   distribution; and

                                               (b) each extraordinary dividend,
                                                   if any, paid on any
                                                   underlying stock, at its
                                                   respective exchange ratio,
                                                   during that quarterly
                                                   calculation period to the
                                                   extent that the DGE Index is
                                                   not adjusted by the American
                                                   Stock Exchange to incorporate
                                                   the value of that
                                                   extraordinary dividend.

                                        The quarterly base coupon will be
                                        reduced by withholding taxes that would
                                        be imposed on those cash amounts, with
                                        respect to underlying stocks of non-U.S.
                                        issuers, if paid to a U.S. portfolio
                                        investor and any foreign currency
                                        conversion fees or other similar amounts that would be deducted from those cash amounts if paid to a U.S. portfolio investor.

                                        The commencement dates for the quarterly calculation periods for base coupons will be the 30th day of January, April, July and October. Base coupon amounts will be calculated from and including one commencement date to, but excluding, the next commencement date, provided that the initial quarterly calculation period will commence on, and include, the original issue date and the final quarterly calculation period will extend to, but exclude, the sixth trading day prior to the date we redeem the BOXES or the fifteenth day prior to the maturity date. The interest payment date related to each quarterly calculation period will be the interest payment date that is two months following the last day of the applicable calculation period. The calculation agent will notify JPMorgan Chase Bank, the trustee for our senior notes, of base coupon amounts on or before the second trading day immediately following the last day of the applicable calculation period, and base coupon amounts will be paid to holders of record on the fifteenth day of the month following the applicable calculation period or, in the case of base coupon amounts payable at maturity, holders of record on the maturity date.

                                        An "extraordinary dividend" means (a)
                                        the full amount per share of underlying
                                        stock of any cash dividend or other cash distribution that is identified as an extraordinary or special dividend or distribution by the issuer of the relevant underlying stock including, regardless of whether identified by the issuer as extraordinary or special, any cash dividends or cash amounts paid on the underlying stocks as a result of a merger, reorganization or other corporate event involving an issuer of the underlying stocks; (b) any cash dividend or other cash distribution with respect to an underlying stock that exceeds the immediately preceding non-extraordinary cash dividend for that underlying stock by an amount equal to at least 1% of the closing price of that underlying stock on the trading day preceding the "ex-dividend" date for the payment of such cash dividend or other cash distribution; or (c) as described below under "Description of the Pharmaceutical BOXES--Interest Rate," the cash value of any non-cash dividend or distribution paid on an underlying stock.

                                     o  On the interest payment date occurring
                                        in December of each year (or if that
                                        interest payment date is not a business
                                        day in New York City, on the immediately following business day), commencing on the interest payment date occurring in December 2002, we will also pay an annual supplemental coupon on each Pharmaceutical BOXES, which will accrue at an annual rate of 0.05% of the lesser of one thirtieth of the closing value of the DGE Index on the date of this prospectus supplement and one thirtieth of the average closing value of the DGE Index during the preceding annual calculation period. This means that the annual supplemental coupon per each Pharmaceutical BOXES can never exceed 0.05% of one thirtieth of the closing value of the DGE Index on the date of this prospectus supplement. Each annual calculation period will commence on, and include, the 30th day of each October and extend to, but exclude, the 30th day of the following October, except that the first calculation period will commence on, and include, the original issue date and the final calculation period will extend to, but exclude, the fifteenth day prior to the maturity date. Annual supplemental coupons will be paid to holders of record as of the fifteenth day of November following the relevant annual calculation period or, in the case of the annual supplemental coupon payable at maturity, holders of record on the maturity date. Annual supplemental coupons will accrue on the basis of a 360-day year consisting of twelve 30-day months.

                                        Accrued but unpaid base coupon amounts
                                        are payable by us upon your exercise of
                                        your exchange right, upon any redemption by us of Pharmaceutical BOXES and at maturity of the Pharmaceutical BOXES as described under "Description of the Pharmaceutical BOXES--Interest Rate."

                                        Accrued but unpaid supplemental coupon
                                        amounts will be payable by us on the
                                        maturity date of the Pharmaceutical
                                        BOXES but not upon your exercise of your exchange right or upon a redemption by us of the Pharmaceutical BOXES. Such accrued but unpaid supplemental coupon amounts will accrue through the trading day immediately prior to the maturity date.

BEGINNING ON DECEMBER 26, 2001,         Beginning on December 26, 2001 (but
HOLDERS WILL BE ABLE TO EXCHANGE        prior to the sixth trading day preceding
THEIR PHARMACEUTICAL BOXES ON ANY       the maturity date of the Pharmaceutical
TRADING DAY                             BOXES or any redemption date), you may
                                        exchange your Pharmaceutical BOXES on
                                        any trading day for an amount of cash,
                                        calculated as described below under
                                        "Description of the Pharmaceutical
                                        BOXES--Cash Settlement Value Payable at
                                        Maturity or upon Exchange or Issuer
                                        Redemption" and, except in the limited
                                        circumstances described below under
                                        "Description of the Pharmaceutical
                                        BOXES--Determination Date," determined
                                        as of the date you deliver a valid
                                        notice of exchange, which we refer to as the exchange notice date, plus accrued but unpaid base coupon amounts.

                                        If you properly elect to exchange, on
                                        the ordinary settlement date for
                                        securities transactions, known as
                                        "regular way" settlement (currently
                                        three trading days), following the
                                        exchange notice date, we will pay a cash amount and any accrued but unpaid base coupon amounts to the trustee for delivery to you, unless there is a market disruption event, as described below under "Description of the Pharmaceutical BOXES--Market Disruption
                                        Event," with respect to any of the
                                        underlying stocks on the exchange notice date. If there is a market disruption event, settlement will occur on the later of (i) the regular way settlement date; and (ii) the second trading day after Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., as calculation agent, determines the cash amount you will receive in exchange for your tendered Pharmaceutical BOXES, as described below under "Description of the Pharmaceutical BOXES--Determination
                                        Date." In no event will settlement occur later than the fifth trading day following the exchange notice date. We refer to the ordinary settlement date for exchanges as the "exchange date." YOU MUST EXCHANGE AT LEAST 30,000 PHARMACEUTICAL BOXES (AND MULTIPLES OF 100 IN EXCESS OF 30,000), EXCEPT WHEN YOU EXCHANGE YOUR PHARMACEUTICAL BOXES FOLLOWING, AND DURING THE CONTINUANCE OF, A CREDIT EXCHANGE EVENT AS DESCRIBED BELOW UNDER "DESCRIPTION OF THE PHARMACEUTICAL BOXES--CREDIT EXCHANGE
                                        EVENT." IF THE MINIMUM REQUIREMENT
                                        APPLIES, THEN AS A PRACTICAL MATTER ONLY
                                        INSTITUTIONS OR LARGE INVESTORS MAY BE
                                        ABLE TO EXERCISE THEIR EXCHANGE RIGHT.

                                        To exchange your Pharmaceutical BOXES,
                                        you must instruct your broker or other
                                        person through whom you hold your
                                        Pharmaceutical BOXES to take the
                                        following steps through normal clearing
                                        system channels:

                                      o fill out an official notice of
                                        exchange, which is attached as Annex B
                                        to this prospectus supplement;

                                      o deliver your official notice of
                                        exchange to us (which must be
                                        acknowledged by us) before 12:00 p.m.
                                        (New York City time) on any trading day;
                                        and

                                      o transfer your book-entry interest in
                                        the Pharmaceutical BOXES to the trustee
                                        on our behalf at or prior to 10:00 a.m.
                                        (New York City time) on the exchange
                                        date.

                                        If we receive your official notice of
                                        exchange after 12:00 p.m. (New York City time) on any trading day or on any day that is not a trading day, that notice will not be effective. You will need to submit a new notice in order to exercise your exchange right on any future trading day.

                                        We may request that MS & Co., which is
                                        one of our broker-dealer subsidiaries,
                                        purchase the Pharmaceutical BOXES you
                                        tender in consideration of the cash
                                        amount that would otherwise have been
                                        payable by us, plus accrued but unpaid
                                        base coupon amounts. MS & Co.'s
                                        agreement to purchase the tendered
                                        Pharmaceutical BOXES will be without
                                        prejudice to your right to proceed
                                        against us upon any failure of MS & Co.
                                        to settle the purchase when due. Any
                                        Pharmaceutical BOXES purchased by MS &
                                        Co. will remain outstanding.

HOLDERS WILL ALSO BE ABLE TO            If our senior debt is downgraded below
EXCHANGE THEIR PHARMACEUTICAL BOXES     A- by Standard & Poor's Ratings
UPON THE OCCURRENCE OF A CREDIT         Services, a division of The McGraw-Hill
EXCHANGE EVENT                          Companies, Inc., or below A3 by Moody's
                                        Investors Service, Inc., and for so long as our senior debt is rated below these ratings by either or both of Standard &
                                        Poor's and Moody's, exchanges will not
                                        be subject to any minimum exchange
                                        requirement. We will instruct the
                                        trustee to notify you upon the
                                        occurrence of a credit exchange event.
                                        Our senior debt is currently rated AA-
                                        by Standard & Poor's and Aa3 by Moody's.

WE WILL HAVE THE RIGHT TO REDEEM THE    Beginning on November 26, 2008 (or
PHARMACEUTICAL BOXES BEGINNING ON       earlier if the DGE Index is discontinued
NOVEMBER 26, 2008                       or suspended and there is no appropriate
                                        successor index), we will have the right to redeem the Pharmaceutical BOXES for mandatory exchange in whole, but not in part, upon at least 30 but not more than 60 days' notice to the holders of the Pharmaceutical BOXES. Should we decide to redeem the Pharmaceutical BOXES, we will pay to you an amount of cash, calculated as described in "Description of the Pharmaceutical BOXES--Cash
                                        Settlement Value Payable at Maturity or
                                        upon Exchange or Issuer Redemption" and
                                        determined as of the sixth trading day
                                        prior to the redemption date, plus
                                        accrued but unpaid base coupon amounts.
                                        No accrued but unpaid supplemental
                                        coupon amounts will be payable by us
                                        upon our redemption of the
                                        Pharmaceutical BOXES.

WE MAY MAKE ADDITIONAL ISSUANCES OF     We may issue additional Pharmaceutical
PHARMACEUTICAL BOXES                    BOXES having terms identical to those we
                                        are offering under this prospectus
                                        supplement (other than price). Should we so decide, we intend to make new issuances on the third Thursday of any calendar month, but we may make them on any other trading day we deem appropriate.

FORM OF PHARMACEUTICAL BOXES            We will issue the Pharmaceutical BOXES
MS & CO. WILL BE THE CALCULATION        in book-entry form only. We have
AGENT                                   appointed MS & Co. to act as the
                                        calculation agent for JPMorgan Chase
                                        Bank, the trustee for our senior notes.
                                        As calculation agent, MS & Co. will
                                        determine, among other things, the
                                        exchange ratios used to calculate the
                                        cash amount that you will receive at
                                        maturity, if you exercise your exchange
                                        right or if we redeem the Pharmaceutical
                                        BOXES.

THE CHARACTERIZATION OF THE             No statutory, judicial or administrative
PHARMACEUTICAL BOXES FOR FEDERAL        authority directly addresses the
INCOME TAX PURPOSES IS UNCERTAIN        characterization of the Pharmaceutical
                                        BOXES or instruments similar to the
                                        Pharmaceutical BOXES for U.S. federal
                                        income tax purposes. Pursuant to the
                                        terms of the Pharmaceutical BOXES,
                                        Morgan Stanley and you will be obligated to characterize the Pharmaceutical BOXES for all tax purposes as contracts under which we deliver at maturity or upon exchange or redemption, a cash amount determined by reference to a portfolio of stocks consisting of the underlying stocks in exchange for a fixed purchase price, as described below under
                                        "Description of the Pharmaceutical
                                        BOXES--U.S. Federal Income Tax
                                        Consequences--Taxation of the
                                        Pharmaceutical BOXES." The Internal
                                        Revenue Service may disagree with this
                                        characterization of the Pharmaceutical
                                        BOXES. See "Risk Factors" and
                                        "Description of the Pharmaceutical
                                        BOXES--U.S. Federal Income Tax
                                        Consequences--Possible Alternative
                                        Treatment" below.

WHERE YOU CAN FIND MORE INFORMATION     The Pharmaceutical BOXES are senior
ON THE PHARMACEUTICAL BOXES             notes issued under a shelf registration
                                        statement. You can find a general
                                        description of the securities we can

                                        offer pursuant to that shelf
                                        registration statement in the
                                        accompanying prospectus dated January
                                        24, 2001. We describe the basic features of our senior notes in the section of the prospectus called "Description of Debt Securities."

                                        BECAUSE THIS IS A SUMMARY, IT DOES NOT
                                        CONTAIN ALL OF THE INFORMATION THAT MAY
                                        BE IMPORTANT TO YOU, INCLUDING THE
                                        SPECIFIC PROCEDURES AND DEADLINES
                                        GOVERNING THE EXCHANGE OF THE
                                        PHARMACEUTICAL BOXES, THE PROCEDURES AND
                                        TIMING OF THE ISSUER REDEMPTION
                                        PROVISION AND THE CALCULATION OF THE
                                        CASH AMOUNT AND INTEREST YOU WILL
                                        RECEIVE IN EXCHANGE FOR YOUR
                                        PHARMACEUTICAL BOXES. YOU SHOULD READ
                                        THE "DESCRIPTION OF THE PHARMACEUTICAL
                                        BOXES" SECTION IN THIS PROSPECTUS
                                        SUPPLEMENT FOR A DETAILED DESCRIPTION OF
                                        THE TERMS OF THE PHARMACEUTICAL BOXES.
                                        YOU SHOULD ALSO READ ABOUT CERTAIN RISKS
                                        INVOLVED IN INVESTING IN THE
                                        PHARMACEUTICAL BOXES, WHICH ARE SET OUT
                                        IN THE SECTION CALLED "RISK FACTORS." WE
                                        URGE YOU TO CONSULT WITH YOUR
                                        INVESTMENT, LEGAL, TAX, ACCOUNTING AND
                                        OTHER ADVISORS WITH REGARD TO ANY
                                        INVESTMENT IN THE PHARMACEUTICAL BOXES.

HOW TO REACH US                         You may contact your local Morgan
                                        Stanley branch office or our principal
                                        executive offices at 1585 Broadway, New
                                        York, New York 10036. Our telephone
                                        number is (212) 761-4000.

                                  RISK FACTORS

         The Pharmaceutical BOXES are not secured debt and are riskier than debt securities that repay a fixed principal amount. Because the Pharmaceutical BOXES will be repaid by payment of an amount of cash based on the closing prices of the stocks underlying the DGE Index, there is no guaranteed return of principal at maturity. This section describes the most significant risks relating to the Pharmaceutical BOXES. You should carefully consider whether the Pharmaceutical BOXES are suited to your particular circumstances before you decide to purchase them.

GENERAL RISK FACTORS

COUPON AMOUNTS ON THE                   Coupon amounts payable on the
PHARMACEUTICAL BOXES ARE EXPECTED       Pharmaceutical BOXES will be variable
TO BE SIGNIFICANTLY LESS THAN ON        and are expected in the aggregate to be
ORDINARY NOTES.                         significantly lower than the interest
                                        coupon amounts that we would pay on
                                        ordinary senior unsecured notes maturing at the same time as the Pharmaceutical
                                        BOXES.

YOU MAY LOSE YOUR INVESTMENT.           You may lose all or a substantial
                                        portion of your investment in the
                                        Pharmaceutical BOXES if the values of
                                        the underlying stocks, and therefore the value of the DGE Index, decline. We have the right to redeem the Pharmaceutical
                                        BOXES at any time on or after November
                                        26, 2008 (or earlier if the DGE Index is discontinued or suspended and there is no appropriate successor index). If we redeem the Pharmaceutical BOXES, our redemption could occur at a time when the aggregate value of the underlying stocks is less than the issue price for the Pharmaceutical BOXES or then prevailing market prices for the
                                        Pharmaceutical BOXES.

THE PHARMACEUTICAL BOXES MAY            The Pharmaceutical BOXES may trade at
TRADE AT PRICES THAT DO NOT             prices that do not reflect the value of
REFLECT THE VALUE OF THE DGE            the DGE Index. In addition, the
INDEX.                                  Pharmaceutical BOXES may trade
                                        differently from other instruments that
                                        are benchmarked to the DGE Index.

THE MARKET PRICE OF THE                 Several factors, many of which are
PHARMACEUTICAL BOXES WILL BE            beyond our control, will influence the
INFLUENCED BY MANY UNPREDICTABLE        value of the Pharmaceutical BOXES,
FACTORS.                                including:

                                        o         the value of the DGE Index,
                                                  which will be affected by the
                                                  performance of the underlying
                                                  stocks, as well as economic,
                                                  financial, political,
                                                  regulatory or judicial events
                                                  that affect the underlying
                                                  stocks and interest and yield
                                                  rates in the financial markets
                                                  generally;

                                        o         the dividend rate on the
                                                  underlying stocks; and

                                        o         our creditworthiness.

                                        Some or all of these factors will
                                        influence the price that you will
                                        receive if you sell your Pharmaceutical
                                        BOXES prior to maturity. For example,
                                        you may have to sell your Pharmaceutical
                                        BOXES at a substantial discount from
                                        your original investment in the
                                        Pharmaceutical BOXES if at the time of
                                        sale the market price of the
                                        Pharmaceutical BOXES is below the value
                                        of the Pharmaceutical BOXES at the time
                                        you purchased your Pharmaceutical BOXES.
                                        This could happen, for example, because
                                        of a decline in the value of the DGE
                                        Index or because the Pharmaceutical
                                        BOXES are trading at a discount.

                                        You cannot predict the future
                                        performance of the DGE Index or the
                                        shares underlying the DGE Index based on the indicative or historical performance of the DGE Index or the historical performance of the underlying stocks. We cannot give any assurance that any increase in value of some underlying stocks will not be offset by decreases in value of other underlying stocks.

                                        Furthermore, we cannot guarantee that
                                        the value of the underlying stocks will
                                        increase so that you will receive at
                                        maturity an amount in excess of your
                                        investment in the Pharmaceutical BOXES.

INVESTMENT IN THE PHARMACEUTICAL        Your investment in the Pharmaceutical
BOXES IS NOT THE SAME AS                BOXES is not the same as a direct
INVESTING DIRECTLY IN THE               investment in the underlying stocks. For
UNDERLYING STOCKS.                      example, you will not have the right to
                                        receive the underlying stocks and thus
                                        will not be able to dispose of some but
                                        not all of the underlying stocks at any
                                        point in time. In addition, because we
                                        pay base coupon amounts quarterly and
                                        because there is a delay between the end of a quarterly calculation period for base coupon amounts and the related interest payment date, you may receive cash dividends or other cash amounts paid on the underlying stocks (and not reflected in a change to the DGE Index) substantially later than do holders of the underlying stocks. As an owner of the Pharmaceutical BOXES, you will not have any shareholder rights in the underlying stocks, and you should expect that the tax treatment of your investment in the Pharmaceutical BOXES will differ from a direct investment in the underlying stocks. In addition, investing in Pharmaceutical BOXES is not equivalent to investing in a mutual fund or other pooled investment entity that invests in the underlying stocks or that is benchmarked to the DGE Index. The return on your investment in the Pharmaceutical BOXES may differ from the return you might earn on a direct investment in the underlying stocks or such a fund or pooled investment over a similar period.

THERE ARE RISKS ASSOCIATED WITH A       Because the Pharmaceutical BOXES will be
SECTOR INVESTMENT.                      repaid through the payment of an amount
                                        of cash based on the closing prices of
                                        the stocks underlying the DGE Index in
                                        proportion to their representation in
                                        the DGE Index, the Pharmaceutical BOXES
                                        are an investment that is dependent upon the performance of selected issuers in a particular sector of the economy--namely, the pharmaceutical industry. Consequently, the value of the Pharmaceutical BOXES may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers.

THE DGE INDEX IS NOT NECESSARILY        Although the stocks underlying the DGE
REPRESENTATIVE OF THE                   Index are common stocks or ADRs
PHARMACEUTICAL INDUSTRY.                representing common stocks of companies
                                        generally considered to be involved in
                                        various aspects of the pharmaceutical
                                        industry, price movements in the
                                        underlying stocks, the DGE Index and the Pharmaceutical BOXES may not correlate perfectly with price movements in the entire pharmaceutical industry. If the underlying stocks or the DGE Index decline in value, your Pharmaceutical
                                        BOXES will decline in value even if the
                                        pharmaceutical industry as a whole rises in value. In addition, after pricing of the Pharmaceutical BOXES, one or more of the issuers of the underlying stocks may engage in new lines of business or may cease to be involved in the pharmaceutical industry. Due to fluctuations in the relative values of the underlying stocks, adjustments to the exchange ratios and/or changes made by the American Stock Exchange in the composition of the underlying stocks, the Pharmaceutical BOXES may come to represent a concentrated investment in one or more of the underlying stocks, which may increase your investment risk.

WE ARE NOT AFFILIATED WITH THE          We are not affiliated with any of the
ISSUERS OF THE UNDERLYING STOCKS        issuers of the stocks underlying the DGE
AND HAVE NOT INVESTIGATED THEM.         Index and have not performed any due
                                        diligence investigation or review of any of them. You should undertake an independent investigation of the issuers of the component stocks of the DGE Index and of the DGE Index itself to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the Pharmaceutical BOXES. You should continue to monitor the composition of the stocks underlying the DGE Index and the performance of the issuers of those stocks during the period of time that you hold Pharmaceutical BOXES since the underlying stocks may change over time.

                                        We or our subsidiaries may now or in the future engage in business with one or more of the issuers of the underlying stocks, including extending loans to, or making equity investments in, any of them or their affiliates or providing underwriting or advisory services to them, including merger and acquisition advisory services. We or our affiliates may also acquire non-public information about one or more of these issuers. We have no ability to control or predict the actions of the issuers of the underlying stocks, including any corporate actions of the type that would require the American Stock Exchange to adjust the DGE Index. We or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stocks. The DGE Index was compiled independently of any research recommendations and may not be consistent with any such recommendations. The issuers of the underlying stocks are not involved in the offering of the Pharmaceutical BOXES in any way and have no obligation to consider your interest as an owner of the Pharmaceutical BOXES in taking any corporate actions that might affect the value of your Pharmaceutical BOXES. None of the money you pay for the Pharmaceutical BOXES will go to the issuers of the underlying stocks.

BECAUSE THE CHARACTERIZATION OF         There is currently no statutory,
THE PHARMACEUTICAL BOXES FOR            judicial or administrative authority
FEDERAL INCOME TAX PURPOSES IS          that directly addresses the
UNCERTAIN, THE MATERIAL FEDERAL         characterization of the Pharmaceutical
INCOME TAX CONSEQUENCES OF AN           BOXES or instruments similar to the
INVESTMENT IN THE PHARMACEUTICAL        Pharmaceutical BOXES for U.S. federal
BOXES ARE UNCERTAIN.                    income tax purposes. Pursuant to the
                                        terms of the Pharmaceutical BOXES,
                                        Morgan Stanley and you agree to treat
                                        the Pharmaceutical BOXES as contracts
                                        under which we deliver at maturity or
                                        upon exchange or redemption a cash
                                        amount determined by reference to a
                                        portfolio of stocks consisting of the
                                        underlying stocks in exchange for a
                                        fixed purchase price, as described in
                                        "Description of the Pharmaceutical
                                        BOXES--U.S. Federal Income Tax
                                        Consequences--Taxation of the
                                        Pharmaceutical BOXES." You will be
                                        required to characterize the
                                        Pharmaceutical BOXES for all tax
                                        purposes in this manner (absent an
                                        administrative determination or judicial ruling to the contrary) even if your tax advisor would otherwise adopt an alternative characterization. If the
                                        Internal Revenue Service were successful in asserting an alternative characterization for the Pharmaceutical
                                        BOXES, the timing and character of
                                        income on the Pharmaceutical BOXES may
                                        differ. We are not requesting a ruling
                                        from the IRS with respect to the
                                        Pharmaceutical BOXES, and we cannot
                                        assure you that the IRS will agree with
                                        the conclusions expressed under
                                        "Description of the Pharmaceutical
                                        BOXES--U.S. Federal Income Tax
                                        Consequences."

THE DGE INDEX INCLUDES SECURITIES       As of the date of this prospectus
OF NON-U.S. ISSUERS.                    supplement, the underlying stocks
                                        include two issuers incorporated under
                                        the laws of England and Wales,
                                        AstraZeneca PLC and GlaxoSmithKline plc.
                                        The shares of AstraZeneca PLC and of
                                        GlaxoSmithKline plc trade in the United
                                        States in the form of ADRs. Investments
                                        related to securities of non-U.S.
                                        issuers may involve certain special
                                        risks, including risks associated with
                                        political and economic uncertainty,
                                        currency exchange rate fluctuations,
                                        possible lower levels of disclosure and
                                        regulation in non-U.S. securities
                                        markets than in the United States,
                                        foreign exchange controls and
                                        uncertainties as to the status,
                                        interpretation and application of laws.
                                        Non-U.S. companies also are not
                                        generally subject to uniform accounting, auditing and financial reporting standards, and auditing practices and requirements may not be comparable to those applicable to U.S. companies.
                                        AstraZeneca PLC and GlaxoSmithKline plc
                                        are listed on the London Stock Exchange, and, as such, are subject to a comprehensive disclosure regime which requires continuous English-language public disclosure regarding those issuers in their home country. Those issuers are also required to file periodic reports in the U.S. under SEC rules.

                                        The inclusion of securities of non-U.S.
                                        issuers in the underlying stocks could
                                        also adversely affect the base coupon
                                        amounts payable to holders of
                                        Pharmaceutical BOXES if cash amounts
                                        paid in respect of those securities are
                                        subject to withholding taxes or subject
                                        to reduction on account of foreign
                                        currency conversion fees or other
                                        similar amounts. In any such case, we
                                        will pay base coupon amounts based on
                                        the cash amounts in respect of those
                                        securities less withholding taxes that
                                        would be imposed on those cash amounts
                                        when paid to a U.S. portfolio investor
                                        in those securities and less any foreign currency conversion fees or other similar amounts that would be deducted from those cash amounts when paid to a U.S. portfolio investor in those securities.

                                        Any cash amounts paid in respect of
                                        shares or ADRs of non-U.S. issuers will
                                        likely be in foreign currency, in which
                                        case exchange rate fluctuations may also negatively affect the base coupon amounts payable to holders of
                                        Pharmaceutical BOXES.

                                        Because the primary trading markets for
                                        the stocks of non-U.S. issuers of
                                        underlying stocks may not be U.S. stock
                                        exchanges, the trading volume of those
                                        stocks, whether in the form of common
                                        stock or ADRs, may become limited. Low
                                        trading volume or lack of liquidity for
                                        those common stocks or ADRs may
                                        adversely affect their market prices and the market prices of the Pharmaceutical BOXES.

ADJUSTMENTS TO THE DGE INDEX            The American Stock Exchange is solely
COULD ADVERSELY AFFECT THE VALUE        responsible for calculating and
OF THE PHARMACEUTICAL BOXES.            maintaining the DGE Index. You should
                                        not conclude that the inclusion of a
                                        stock in the DGE Index is an investment
                                        recommendation by us of that stock. The
                                        American Stock Exchange can, in its sole discretion, add, delete or substitute the stocks underlying the DGE Index or make other methodological changes required by certain corporate events relating to the underlying stocks, such as stock splits and dividends, spin-offs, rights issuances and mergers and acquisitions, that could change the value of the DGE Index. The American
                                        Stock Exchange will also rebalance the
                                        DGE Index on a quarterly basis. Any of
                                        these actions could adversely affect the value of the Pharmaceutical BOXES.

                                        The American Stock Exchange may
                                        discontinue or suspend calculation or
                                        publication of the DGE Index at any
                                        time. In these circumstances and upon
                                        receipt of notice from the American
                                        Stock Exchange, MS & Co., as the
                                        calculation agent, will have discretion
                                        to substitute a successor index that is
                                        substantially identical to the DGE
                                        Index. Although MS & Co. will be
                                        obligated to select a successor index
                                        without regard to its affiliation with
                                        us, MS & Co. could have an economic
                                        interest that is different than that of
                                        holders of the Pharmaceutical BOXES
                                        insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or another of its affiliates. If there is no appropriate successor index, the Pharmaceutical BOXES will be exchangeable until the maturity date for a cash amount based on the closing prices of the stocks underlying the DGE Index computed by the calculation agent in accordance with the methodology for calculating the DGE Index last in effect prior to discontinuance of the DGE Index. As a result of any adjustment to or discontinuance of the DGE Index, the Pharmaceutical BOXES may no longer reflect over time a diversified investment in the pharmaceutical industry. We will have the right to redeem the Pharmaceutical BOXES at any time that the calculation agent determines that there is no appropriate successor index, even if this occurs before November 26, 2008.

THE COMPOSITION OF THE                  As of the date of this prospectus
UNDERLYING STOCKS MAY CHANGE            supplement, all of the underlying stocks
OVER TIME.                              have been issued by issuers that are
                                        reporting companies under the Exchange
                                        Act. However, as discussed in the second preceding paragraph, the composition of the stocks underlying the DGE Index may change over time. There may be additions to the DGE Index of securities to which you may not want exposure, including securities representing an investment in non-U.S. issuers, or deletions of stocks to which you would want exposure. We have no control over the composition or calculation of the DGE Index, and you should not place undue reliance on the creditworthiness, business plans or prospects or other factors relating to any particular issuer of underlying stocks as of the date hereof.

OUR HEDGING ACTIVITY COULD              On or prior to the date of this
ADVERSELY AFFECT THE VALUE OF THE       prospectus supplement, we, through our
PHARMACEUTICAL BOXES AND THE            subsidiaries or others, may hedge our
UNDERLYING STOCKS.                      anticipated exposure in connection with
                                        the Pharmaceutical BOXES by taking
                                        positions in the underlying stocks or in other instruments whose value is derived from the underlying stocks. If we pursue a hedging strategy, the price at which we are able to purchase such positions may be a factor in determining the issue price of the Pharmaceutical BOXES.
                                        Through our subsidiaries, we may adjust
                                        any hedge position throughout the life
                                        of the Pharmaceutical BOXES by
                                        purchasing and selling the underlying
                                        stocks and other instruments, including
                                        in connection with an adjustment to or
                                        rebalancing of the DGE Index. This
                                        hedging activity may adversely affect
                                        the value of the underlying stocks and,
                                        accordingly, the value of the
                                        Pharmaceutical BOXES.

HISTORICAL DIVIDENDS AND OTHER          The historical level of dividends and
CASH AMOUNTS PAID ON THE                other cash amounts paid on the
UNDERLYING STOCKS ARE NOT               underlying stocks cannot be used to
INDICATIVE OF FUTURE BASE COUPON        predict the likely level of base coupon
AMOUNTS.                                amounts payable on the Pharmaceutical
                                        BOXES, and we cannot assure you that the level of base coupon amounts will equal or exceed historical levels.

THE PHARMACEUTICAL BOXES MAY NOT        There may be little or no secondary
BE ACTIVELY TRADED.                     market for the Pharmaceutical BOXES even
                                        though the Pharmaceutical BOXES have
                                        been approved for listing on the
                                        American Stock Exchange and the
                                        Philadelphia Stock Exchange. If there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Pharmaceutical BOXES easily.
                                        MS & Co. currently intends to act as
                                        market maker for the Pharmaceutical
                                        BOXES but is not required to do so. In
                                        addition, MS & Co. will be required to
                                        cease its market making activities
                                        during the business day prior to any
                                        subsequent issuance of the
                                        Pharmaceutical BOXES.

SUPPLEMENTAL COUPON                     The annual supplemental coupon payable
PAYMENTS ARE CAPPED.                    on each Pharmaceutical BOXES will
                                        initially accrue at an annual rate of
                                        0.05% of the lesser of one thirtieth of
                                        the closing value of the DGE Index on
                                        the date of this prospectus supplement
                                        and one thirtieth of the average closing value of the DGE Index during the preceding annual calculation period and will accrue on the basis of a 360-day year consisting of twelve 30-day months.
                                        This means that the annual supplemental
                                        coupon per each Pharmaceutical BOXES can never exceed 0.05% of one thirtieth of the closing value of the DGE Index on the date of this prospectus supplement.

THERE ARE RESTRICTIONS ON THE           Except for exchanges during the
MINIMUM NUMBER OF PHARMACEUTICAL        continuance of a credit exchange event,
BOXES YOU MAY EXCHANGE.                 you must exchange at least 30,000
                                        Pharmaceutical BOXES at any one time in
                                        order to exercise your right to exchange your Pharmaceutical BOXES for a cash amount. If the minimum requirement applies, then as a practical matter only institutions or large investors may be able to exercise their exchange right.

RISK FACTORS SPECIFIC TO COMPANIES INVOLVED IN THE PHARMACEUTICAL INDUSTRY

PHARMACEUTICAL COMPANY STOCK            The trading prices of pharmaceutical
PRICES ARE VOLATILE, WHICH WILL         companies' common stocks have been and
DIRECTLY AFFECT THE PRICE               are likely to continue to be volatile. A
VOLATILITY OF THE PHARMACEUTICAL        pharmaceutical company's stock price
BOXES.                                  will fluctuate, and could fluctuate
                                        significantly, in response to various
                                        factors and events, including the
                                        following:

                                        o         differences between actual
                                                  financial or operating results
                                                  and those expected by
                                                  investors and analysts;
                                        o         announcements of technological
                                                  innovations or new commercial
                                                  products by the company, its
                                                  competitors or the scientific
                                                  and research community;
                                        o         developments in patent or
                                                  proprietary rights;
                                        o         public concern as to the
                                                  safety or other implications
                                                  of pharmaceutical products;
                                        o         changes in reimbursement
                                                  policies or medical practices;
                                        o         announcements by the company
                                                  or its competitors of
                                                  significant acquisitions,
                                                  strategic partnerships, joint
                                                  ventures or capital
                                                  commitments;
                                        o         failure to integrate or
                                                  realize projected benefits
                                                  from acquisitions;
                                        o         changes in government
                                                  regulations; and
                                        o         fluctuations in financial or
                                                  operating results.

                                        Overall stock market fluctuations, as
                                        well as general political and economic
                                        conditions, may also affect a
                                        pharmaceutical company's stock price.

THE EFFORTS OF GOVERNMENT               The ability of many pharmaceutical
ENTITIES AND THIRD PARTY PAYORS         companies to commercialize current and
TO CONTAIN HEALTH CARE COSTS MAY        any future products depends in part on
ADVERSELY AFFECT PHARMACEUTICAL         the extent to which reimbursement for
COMPANIES.                              the cost of such products and related
                                        treatments is available from government
                                        health agencies, private health insurers and other third-party payors.
                                        Reimbursement policies for existing
                                        products may change at any time.

                                        Government and other third-party payors
                                        are increasingly attempting to contain
                                        health care costs by a variety of means, including limiting both the degree of coverage and the level of reimbursement for new therapeutic products. In the United States, there have been, and there will likely continue to be, a number of federal and state proposals that limit the amount that federal and state governments will pay to reimburse the cost of pharmaceutical products. In foreign markets, pharmaceutical products are subject to price and market regulations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products.

                                        Significant uncertainty exists as to the reimbursement status of health care products, and there can be no assurance that adequate third-party coverage will be available for pharmaceutical companies to obtain satisfactory price levels for their products. If pharmaceutical companies do not obtain adequate coverage and reimbursement levels from government and other third-party payors for use of existing and potential products, the costs and market acceptance of their products could be adversely affected.

                                        Also, many managed health care
                                        organizations are limiting their
                                        formularies, which are lists of the
                                        pharmaceutical products covered under
                                        the health insurance plans they offer.
                                        The resulting competition among
                                        pharmaceutical companies to place their
                                        products on these formulary lists has
                                        reduced prices across the industry.

PHARMACEUTICAL COMPANIES AND            Pharmaceutical companies and products
PRODUCTS ARE SUBJECT TO EXTENSIVE       are subject to extensive regulation by
AND COSTLY GOVERNMENT REGULATION.       governmental regulatory authorities in
                                        countries throughout the world. These
                                        regulations govern a range of
                                        activities, including clinical testing,
                                        marketing approval, manufacturing,
                                        quality assurance, labeling,
                                        advertising, record-keeping and the
                                        disposal of waste products.

                                        Products require extensive pre-clinical
                                        and other testing, clinical trials,
                                        government review and final approval
                                        before any marketing of the products is
                                        permitted. These procedures could take a number of years and involve the expenditure of substantial resources. The success of a company's products will depend, in part, upon obtaining and maintaining regulatory approval to market products.

                                        In many countries, governmental
                                        regulatory authorities also regulate the manufacturing process for pharmaceutical products and subject manufacturing facilities to periodic inspection. Regulatory agencies may close manufacturing facilities that are not in compliance with regulations.

                                        The failure to obtain necessary
                                        government approvals, the restriction,
                                        suspension or modification of existing
                                        approvals or the failure to comply with
                                        regulatory requirements can result in
                                        fines, unanticipated expenditures,
                                        product delays, non-approval, recall,
                                        interruption of production and even
                                        criminal prosecution. Delays and
                                        uncertainties in the approval process
                                        can result in lost market opportunities.

RESEARCH AND DEVELOPMENT BY             Development of a product requires
PHARMACEUTICAL COMPANIES MAY NOT        substantial technical, financial and
RESULT IN SUCCESSFUL PRODUCTS.          human resources, and the research and
                                        development process can encompass many
                                        years from a research discovery to a
                                        commercial product launch. Because
                                        research and development expenses are
                                        often made before it is known whether a
                                        product will be commercially viable,
                                        there can be no assurance that the
                                        revenues, if any, generated by a product will recover its costs of development.

                                        Pharmaceutical companies conduct
                                        research and development in stages.
                                        During any stage, a substantial risk
                                        exists that a pharmaceutical company
                                        will not achieve its goals and that it
                                        will have to abandon the research and
                                        development process, despite the
                                        substantial investment that it may have
                                        already made. Many products that appear
                                        promising may not be introduced as a
                                        commercial product for many reasons,
                                        including:

                                        o         results indicating lack of
                                                  effectiveness or harmful side
                                                  effects in laboratory testing
                                                  or clinical trials;
                                        o         failure to obtain necessary
                                                  regulatory approvals;
                                        o         inability to develop
                                                  manufacturing methods that are
                                                  both cost-effective and in
                                                  compliance with regulatory
                                                  standards; and
                                        o         competing proprietary rights.

                                        Delays or unanticipated increases in
                                        costs in the research and development of a product could adversely affect a pharmaceutical company's business, results of operations and financial condition.

PHARMACEUTICAL COMPANIES FACE           The pharmaceutical industry is highly
INTENSE COMPETITION FROM NEW            competitive. Many pharmaceutical
PROPRIETARY PRODUCTS AND LESS           companies are major international
COSTLY GENERIC PRODUCTS.                corporations with substantial resources
                                        for research and development, production and marketing. Proprietary pharmaceutical products face intense competition from similar proprietary products produced by competitors.

                                        Proprietary pharmaceutical products also face increasing competition from similar generic products. In order to obtain regulatory approval, a manufacturer of a generic pharmaceutical product typically needs only to demonstrate that its product is equivalent to a drug, unprotected by patent, that it wishes to copy. Furthermore, a manufacturer of a generic product is generally able to obtain regulatory approval without investing in costly and time-consuming clinical trials. As a result of their substantially reduced development costs, generic products sell at lower prices than the original proprietary product, and the introduction of a generic product can significantly reduce revenues generated by a pharmaceutical product whose patent has expired.

PHARMACEUTICAL COMPANIES MUST           The pharmaceutical industry is highly
KEEP PACE WITH RAPID                    competitive and subject to rapid and
TECHNOLOGICAL CHANGE TO REMAIN          significant technological change. The
COMPETITIVE.                            success of a pharmaceutical company will
                                        depend largely on its ability to
                                        maintain a competitive position, which
                                        is determined in part by the
                                        effectiveness and marketing of its
                                        products. However, a competitor may
                                        achieve product commercialization
                                        earlier or obtain dominant patent
                                        protection that severely restricts the
                                        activities of another pharmaceutical
                                        company. Also, any product, process or
                                        technological advancement that a
                                        pharmaceutical company may develop could become obsolete before research and development expenses are recovered.

PHARMACEUTICAL COMPANIES MAY BE         The success of many pharmaceutical
UNABLE TO PROTECT THEIR                 companies is highly dependent on their
INTELLECTUAL PROPERTY RIGHTS OR         ability to obtain patents, to defend
MAY BE THE SUBJECT OF                   existing patents and trade secrets and
INTELLECTUAL PROPERTY                   to operate in a manner that does not
INFRINGEMENT CLAIMS.                    infringe the proprietary rights of other
                                        pharmaceutical companies. Many
                                        pharmaceutical companies rely on patents and other intellectual property rights to establish and protect proprietary rights in their current and future products and technologies. The validity and scope of patents in the pharmaceutical industry are uncertain and involve complex legal and factual questions and issued patents may be revoked or modified by the relevant patent authorities or courts. Patent disputes are frequent in the pharmaceutical industry and often result in litigation that is time consuming and expensive and that may subject a pharmaceutical company to significant liabilities to third parties. These claims, whether meritorious or not, can also:

                                        o         preclude or delay the
                                                  successful introduction of new
                                                  products and technologies;
                                        o         force a pharmaceutical company
                                                  to enter into an undesirable
                                                  royalty or licensing
                                                  arrangement; or
                                        o         force a pharmaceutical company
                                                  to cease production and
                                                  marketing of its products.

                                        Many pharmaceutical companies also rely
                                        on trade secrets and proprietary
                                        know-how that they seek to protect
                                        through confidentiality agreements with
                                        their employees, consultants and
                                        partners. There can be no assurance that such parties will abide by these agreements or that courts will enforce them.

PHARMACEUTICAL COMPANIES MAY            Pharmaceutical companies are exposed to
INCUR SIGNIFICANT PRODUCT               potential product liability risks
LIABILITY EXPENSES.                     through the conduct of their business
                                        activities, including the testing,
                                        manufacturing, marketing and sale of
                                        many of their products and technologies.
                                        Substantial damage awards have been
                                        granted against pharmaceutical companies based on claims for injuries allegedly caused by the use of their products.
                                        Product liability claims may be made by
                                        consumers, health care providers,
                                        pharmaceutical companies or others. Many pharmaceutical companies obtain only limited product liability insurance, and there can be no assurance that a pharmaceutical company will be able to maintain or even obtain product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities. One or more successful product liability claims against a pharmaceutical company could materially and adversely affect its business, results of operations and financial condition.

MANY PHARMACEUTICAL COMPANIES ARE       The success of many pharmaceutical
DEPENDENT ON THEIR ABILITY TO           companies is highly dependent on the
ATTRACT AND RETAIN HIGHLY-SKILLED       experience, abilities and continued
PERSONNEL.                              services of key executive officers,
                                        scientific personnel and other skilled
                                        personnel and on their ability to
                                        develop and maintain relationships with
                                        qualified clinical researchers. Because
                                        competition for qualified personnel is
                                        intense, there is no certainty that
                                        pharmaceutical companies will be able to continue to attract and retain qualified personnel or that they will continue to develop and maintain relationships with clinical researchers. If these companies were unable to attract and retain additional key personnel, or if they were unable to retain and motivate their existing key personnel, their business, financial condition and results of operations could be adversely affected.

THE INTERNATIONAL OPERATIONS OF         Many pharmaceutical companies have
MANY PHARMACEUTICAL COMPANIES           international operations that are
EXPOSE THEM TO RISKS ASSOCIATED         essential parts of their business,
WITH INSTABILITY AND CHANGES IN         exposing them to risks inherent to
ECONOMIC AND POLITICAL                  international business, including:
CONDITIONS, FOREIGN CURRENCY
FLUCTUATIONS AND OTHER RISKS            o         risks resulting from general
INHERENT TO INTERNATIONAL                         economic, social and political
BUSINESS.                                         conditions in foreign markets;
                                        o         difficulties enforcing
                                                  intellectual property rights,
                                                  agreements and the collection
                                                  of receivables through certain
                                                  foreign legal systems;
                                        o         currency fluctuations; and
                                        o         changes in, and compliance
                                                  with, domestic and foreign
                                                  laws and regulations which
                                                  impose a range of restrictions
                                                  on operations, trade
                                                  practices, foreign trade and
                                                  international investment
                                                  decisions.

EFFICACY OR SAFETY CONCERNS WITH        Efficacy or safety concerns with respect
RESPECT TO PRODUCTS MARKETED BY         to products marketed by pharmaceutical
PHARMACEUTICAL COMPANIES MAY LEAD       companies, whether or not scientifically
TO PRODUCT RECALLS OR                   justified, may lead to product recalls,
WITHDRAWALS OR TO DECLINING SALES.      withdrawals or declining sales.

                     DESCRIPTION OF THE PHARMACEUTICAL BOXES

         Terms not defined in this prospectus supplement have the meanings given to them in the accompanying prospectus. The term "Pharmaceutical BOXES" refers to each of our Basket Opportunity eXchangeablE Securities due October 30, 2031 based on the DGE Index. In this prospectus supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Maturity Date...............................    October 30, 2031

Issue Price.................................    $16.1093 per Pharmaceutical
                                                BOXES. The Issue Price is
                                                calculated as the sum of one
                                                THIRTIETH of the aggregate
                                                closing prices of the Underlying
                                                Stocks (as defined below) as of
                                                the date of this prospectus
                                                supplement at their respective
                                                Exchange Ratios (as defined
                                                below), plus the maximum
                                                underwriting discounts and
                                                commissions. Investors
                                                purchasing 3,000 or more
                                                Pharmaceutical BOXES in any
                                                single transaction will be
                                                subject to a reduced commission.
                                                See "Underwriter" below.

Underwriting Discounts and Commissions......    $.28 per Pharmaceutical BOXES.
                                                The maximum underwriting
                                                discounts and commissions are
                                                equal to 1.77% of one thirtieth
                                                of the aggregate closing prices
                                                of the Underlying Stocks on
                                                November 20, 2001, at their
                                                respective Exchange Ratios.
                                                Investors purchasing 3,000 or
                                                more Pharmaceutical BOXES in any
                                                single transaction will be
                                                subject to a reduced commission.
                                                See "Underwriter" below.

Trading Day.................................    A day on which securities are
                                                traded on each of the principal
                                                U.S. securities exchanges or
                                                trading systems on which the
                                                stocks underlying the DGE Index
                                                are then listed or quoted.

Exchange Notice Date .......................    Beginning December 26, 2001, any
                                                Trading Day on which a holder
                                                delivers an Official Notice of
                                                Exchange to us (which must be
                                                acknowledged by us) before 12:00
                                                p.m. (New York City time),
                                                except that no Exchange Notice
                                                Date may occur on or after six
                                                Trading Days prior to the
                                                Maturity Date or any Early
                                                Redemption Date (as defined
                                                below under "--Issuer Redemption
                                                Right").

Exchange Date...............................    The date on which the exercise
                                                of a holder's exchange right is
                                                settled. The Exchange Date is
                                                scheduled to be the regular way
                                                settlement date for securities
                                                transactions occurring on the
                                                Exchange Notice Date (as defined
                                                below), but it may be later than
                                                that date if: (i) you fail
                                                timely to deliver your
                                                Pharmaceutical BOXES to the
                                                Trustee or to fulfill the
                                                conditions of your exchange in
                                                accordance with "--Exchange
                                                Right" below; or (ii) in certain
                                                circumstances, a Market
                                                Disruption Event (as defined
                                                below) has occurred. See
                                                "--Determination Date" and
                                                "--Exchange Right" below.

Cash Settlement Value Payable
at Maturity or upon
Exchange or Issuer Redemption...............    Each Pharmaceutical BOXES is
                                                exchangeable on the Maturity
                                                Date, an Early Redemption Date
                                                or any Exchange Date, as
                                                applicable, for an amount of
                                                cash equal to the sum of the
                                                Exchange Values (as defined
                                                below) of each of the Underlying
                                                Stocks, determined on the
                                                appropriate Determination Date
                                                (as defined below).

Determination Date..........................    For purposes of calculating the
                                                Cash Settlement Value payable on
                                                the Maturity Date, the Exchange
                                                Value for an Underlying Stock
                                                will be calculated on the sixth
                                                Trading Day immediately prior to
                                                the Maturity Date, unless there
                                                is a Market Disruption Event
                                                with respect to that Underlying
                                                Stock on that date.

                                                For purposes of calculating the
                                                Cash Settlement Value payable on
                                                any Early Redemption Date, the
                                                Exchange Value for an Underlying
                                                Stock will be calculated on the
                                                sixth Trading Day immediately
                                                prior to the Early Redemption
                                                Date, unless there is a Market
                                                Disruption Event with respect to
                                                that Underlying Stock on that
                                                date.

                                                For purposes of calculating the
                                                Cash Settlement Value payable on
                                                any Exchange Date, the Exchange
                                                Value for an Underlying Stock
                                                will be calculated on the
                                                Exchange Notice Date, unless
                                                there is a Market Disruption
                                                Event with respect to that
                                                Underlying Stock on that date.

                                                If a Market Disruption Event
                                                occurs with respect to an
                                                Underlying Stock on the day its
                                                Exchange Value is scheduled to
                                                be calculated for purposes of
                                                determining the Cash Settlement
                                                Value payable, the Determination
                                                Date will be the immediately
                                                succeeding Trading Day on which
                                                no Market Disruption Event has
                                                occurred with respect to that
                                                Underlying Stock. The
                                                Determination Date for any
                                                Underlying Stock, however, will
                                                be no later than (i) the second
                                                Trading Day preceding the
                                                Maturity Date; (ii) the second
                                                Trading Day preceding the Early
                                                Redemption Date; or (iii) the
                                                third Trading Day following an
                                                Exchange Notice Date, as the
                                                case may be. If a Market
                                                Disruption Event occurs on the
                                                date specified in clause (i),
                                                (ii) or (iii) of the preceding
                                                sentence with respect to any
                                                Underlying Stock for which the
                                                Exchange Value has not
                                                previously been determined, then
                                                the Exchange Value of that
                                                Underlying Stock will be
                                                calculated on that date using
                                                the Market Price determined by
                                                the Calculation Agent as
                                                described below under "--Market
                                                Price."

Original Issue Date (Settlement Date).......    November 26, 2001

Ranking.....................................    The Pharmaceutical BOXES are
                                                senior unsecured notes and rank
                                                equally with all of our other
                                                unsecured and unsubordinated
                                                debt.

CUSIP.......................................    61744Y520

Minimum Denominations.......................    100 Pharmaceutical BOXES and
                                                multiples of 100.

Underlying Stocks...........................    The securities included in the
                                                DGE Index from time to time,
                                                whether common stocks or ADRs.
                                                Except as expressly indicated
                                                otherwise, when referring to an
                                                Underlying Stock that is an ADR,
                                                "per share" or "per Underlying
                                                Stock" amounts refer to the per
                                                ADR amounts.

Interest Rate ..............................    We will pay interest on the
                                                Pharmaceutical BOXES as follows:

                                              o BASE COUPONS. We will pay a
                                                base coupon quarterly on each
                                                Interest Payment Date (as
                                                defined below under "--Interest
                                                Payment Dates"). The quarterly
                                                base coupon per Pharmaceutical
                                                BOXES will equal the sum of (i)
                                                each cash dividend or cash
                                                distribution other than
                                                dividends or distributions
                                                described in clause (ii) below,
                                                if any, on any Underlying Stock
                                                at its respective Exchange Ratio
                                                and for which the "ex-dividend"
                                                date (that is, the date on which
                                                transactions in the Underlying
                                                Stock on an organized securities
                                                exchange or trading system no
                                                longer carry the right to
                                                receive that dividend or
                                                distribution) has occurred
                                                during the related quarterly
                                                calculation period; and (ii)
                                                each extraordinary dividend, if
                                                any, paid on any Underlying
                                                Stock, at its respective
                                                Exchange Ratio, during such
                                                quarterly calculation period;
                                                provided that the base coupon
                                                will not include any dividends
                                                or distributions referred to in
                                                clause (i) or (ii) above whose
                                                value the American Stock
                                                Exchange incorporates into the
                                                DGE Index. Except as otherwise
                                                provided in the fourth paragraph
                                                of this section, cash dividends
                                                or other cash distributions on
                                                an Underlying Stock will be
                                                considered to have accrued for
                                                purposes of calculating base
                                                coupon amounts as of the
                                                "ex-dividend" date (in the case
                                                of cash dividends and
                                                distributions referred to in
                                                clause (i) above) or the date
                                                the dividend or distribution is
                                                paid (in the case of dividends
                                                and distributions referred to in
                                                clause (ii) above). The
                                                quarterly base coupon will be
                                                reduced by withholding taxes
                                                that would be imposed on those
                                                cash amounts, with respect to
                                                Underlying Stocks of non-U.S.
                                                issuers, if paid to a U.S.
                                                portfolio investor and any
                                                foreign currency conversion fees
                                                or other similar amounts that
                                                would be deducted from cash
                                                amounts if paid to a U.S.
                                                portfolio investor.

                                                The commencement dates for the
                                                quarterly calculation periods
                                                for base coupons will be the
                                                30th day of January, April, July
                                                and October. Base coupon amounts
                                                will be calculated from and
                                                including one commencement date
                                                to, but excluding, the next
                                                commencement date, provided that
                                                the initial quarterly
                                                calculation period will commence
                                                on, and include, the Original
                                                Issue Date and the final
                                                quarterly calculation period
                                                will extend to, but exclude,
                                                either the fifteenth day prior
                                                to the Maturity Date or the
                                                sixth Trading Day prior to the
                                                Early Redemption Date, as
                                                applicable. The Interest Payment
                                                Date related to each quarterly
                                                calculation period will be
                                                either the Interest Payment Date
                                                that is two months following the
                                                last day of the applicable
                                                calculation period or, with
                                                respect to the final quarterly
                                                calculation period, the Maturity
                                                Date or the Early Redemption
                                                Date, as applicable. The
                                                Calculation Agent will notify
                                                the Trustee of base coupon
                                                amounts on or before the second
                                                Trading Day immediately
                                                following the last day of the
                                                applicable calculation period,
                                                and base coupon amounts will be
                                                paid to holders of record on the
                                                fifteenth day of the month
                                                following the applicable
                                                calculation period or, in the
                                                case of base coupon amounts
                                                payable at maturity or upon our
                                                redemption, holders of record on
                                                the Maturity Date or the Early
                                                Redemption Date, as applicable.

                                                An "extraordinary dividend"
                                                means (a) the full amount per
                                                share of any cash dividend or
                                                other cash distribution that is
                                                identified as an extraordinary
                                                or special dividend or
                                                distribution by the issuer of
                                                the relevant Underlying Stock,
                                                or in the case of Underlying
                                                Stocks in the form of ADRs, the
                                                issuer of the stock evidenced by
                                                the ADR, including, regardless
                                                of whether identified by the
                                                issuer as extraordinary or
                                                special, any cash dividends or
                                                cash amounts paid on an
                                                Underlying Stock as a result of
                                                a merger, reorganization or
                                                other corporate event involving
                                                an issuer of the Underlying
                                                Stock; (b) any cash dividend or
                                                other cash distribution with
                                                respect to an Underlying Stock
                                                that exceeds the immediately
                                                preceding non-extraordinary cash
                                                dividend for that Underlying
                                                Stock by an amount equal to at
                                                least 1% of the closing price of
                                                that Underlying Stock on the
                                                Trading Day preceding the
                                                "ex-dividend" date for the
                                                payment of such cash dividend or
                                                other cash distribution; or (c)
                                                the CASH VALUE of any non-cash
                                                dividend or distribution on an
                                                Underlying Stock.

                                                The cash value of a non-cash
                                                dividend or distribution (or any
                                                portion of a non-cash dividend
                                                or distribution) that is paid in
                                                Marketable Securities will be an
                                                amount equal to the Market Price
                                                of those Marketable Securities
                                                on the Trading Day immediately
                                                following the day on which the
                                                non-cash Distribution is paid
                                                times the number of shares or
                                                notes of those Marketable
                                                Securities paid per units of the
                                                relevant Underlying Stock. The
                                                cash value of a non-cash
                                                dividend or distribution (or any
                                                portion of a non-cash dividend
                                                or distribution) that is not
                                                paid in Marketable Securities
                                                will be an amount equal to the
                                                market value of that non-cash
                                                dividend or distribution per
                                                share of the relevant Underlying
                                                Stock on the date on which that
                                                dividend or distribution is
                                                paid, as determined by a
                                                nationally recognized
                                                independent investment bank the
                                                Calculation Agent retains for
                                                that purpose, whose
                                                determination will be final.

                                                "Marketable Securities" are any
                                                perpetual equity securities that
                                                are listed on a U.S. national
                                                securities exchange or reported
                                                by the Nasdaq National Market.

                                                BASE COUPON AMOUNTS WILL ACCRUE
                                                ON THE PHARMACEUTICAL BOXES WITH
                                                RESPECT TO AN UNDERLYING STOCK
                                                ONLY IF THE UNDERLYING STOCK WAS
                                                INCLUDED IN THE DGE INDEX ON OR
                                                PRIOR TO THE RECORD DATE FOR THE
                                                RELATED CASH DIVIDEND OR OTHER
                                                CASH PAYMENT ON THE UNDERLYING
                                                STOCK. THIS MEANS, FOR EXAMPLE,
                                                THAT BASE COUPON AMOUNTS WILL
                                                NOT INCLUDE AN ORDINARY CASH
                                                DIVIDEND PAID ON AN UNDERLYING
                                                STOCK THAT WAS ADDED TO THE DGE
                                                INDEX DURING THE QUARTERLY
                                                CALCULATION PERIOD TO THE EXTENT
                                                THE "EX-DIVIDEND" DATE FOR THAT
                                                CASH DIVIDEND OCCURRED ON OR
                                                PRIOR TO THE DATE THE UNDERLYING
                                                STOCK WAS ADDED TO THE DGE
                                                INDEX. ON THE OTHER HAND, FOR
                                                EXAMPLE, IF AN UNDERLYING STOCK
                                                IS REMOVED FROM THE DGE INDEX ON
                                                OR AFTER THE "EX-DIVIDEND" DATE
                                                FOR AN ORDINARY CASH DIVIDEND,
                                                YOU WILL BE ENTITLED TO RECEIVE
                                                THAT CASH DIVIDEND ON THE
                                                INTEREST PAYMENT DATE FOLLOWING
                                                THE QUARTERLY CALCULATION PERIOD
                                                IN WHICH SUCH "EX-DIVIDEND" DATE
                                                OCCURS. BASE COUPON AMOUNTS
                                                PAYABLE IN RESPECT OF EACH
                                                PHARMACEUTICAL BOXES WILL BE
                                                CALCULATED ON THE BASIS OF THE
                                                CASH DIVIDENDS PAID IN RESPECT
                                                OF EACH SHARE OF UNDERLYING
                                                STOCK, OR IN THE CASE OF
                                                UNDERLYING STOCKS IN THE FORM OF
                                                ADRS, EACH ADR REPRESENTED BY
                                                THAT PHARMACEUTICAL BOXES, BASED
                                                ON THE APPLICABLE EXCHANGE
                                                RATIOS ON THE DAY PRIOR TO THE
                                                "EX-DIVIDEND" DATE FOR THAT
                                                DIVIDEND. YOU WILL NOT RECEIVE
                                                ANY NON-CASH DIVIDENDS OR
                                                DISTRIBUTIONS ON ANY UNDERLYING
                                                STOCK.

                                              o ANNUAL SUPPLEMENTAL COUPONS.
                                                On the Interest Payment Date
                                                occurring in December of each
                                                year, we will also pay an annual
                                                supplemental coupon on each
                                                Pharmaceutical BOXES, which will
                                                accrue at an annual rate of
                                                0.05% of the lesser of one
                                                thirtieth of the Closing Value
                                                (as defined below) of the DGE
                                                Index on the date of this
                                                prospectus supplement and one
                                                thirtieth of the average closing
                                                value of the DGE Index during
                                                the preceding annual calculation
                                                period. This means that the
                                                annual supplemental coupon per
                                                each Pharmaceutical BOXES can
                                                never exceed 0.05% of one
                                                thirtieth of the Closing Value
                                                of the DGE Index on the date of
                                                this prospectus supplement. For
                                                purposes of calculating the
                                                annual supplemental coupon, the
                                                average closing value of the DGE
                                                Index during the preceding
                                                annual calculation period will
                                                equal the sum of the Closing
                                                Values of the DGE Index on each
                                                Trading Day in that calculation
                                                period divided by the number of
                                                Trading Days in that calculation
                                                period. The fraction used in
                                                calculating supplemental coupon
                                                amounts is subject to adjustment
                                                in certain circumstances as
                                                described below under
                                                "--Adjustments to the
                                                Pharmaceutical BOXES." Each
                                                annual calculation period will
                                                begin on, and include, the 30th
                                                day of each October and extend
                                                to, but exclude, the 30th day of
                                                the following October except
                                                that the first calculation
                                                period will begin on, and
                                                include, the Original Issue Date
                                                and the last calculation period
                                                will extend to, but exclude, the
                                                fifteenth day prior to the
                                                Maturity Date. The Calculation
                                                Agent will notify the Trustee of
                                                supplemental coupon amounts on
                                                or before the second Trading Day
                                                immediately following the last
                                                day of the applicable
                                                calculation period and annual
                                                supplemental coupons will be
                                                paid to either holders of record
                                                as of the fifteenth day of
                                                November following the relevant
                                                annual calculation period or, in
                                                the case of the annual
                                                supplemental coupon payable at
                                                maturity, holders of record on
                                                the maturity date. Annual
                                                supplemental coupons will accrue
                                                on the basis of a 360-day year
                                                consisting of twelve 30-day
                                                months.

                                                Accrued but unpaid base coupon
                                                amounts are payable by us upon
                                                your exercise of your exchange
                                                right, upon any redemption by us
                                                of Pharmaceutical BOXES and at
                                                maturity of the Pharmaceutical
                                                BOXES. The base coupon amounts
                                                you will receive upon exchange
                                                will be calculated up to, and
                                                including, the Exchange Notice
                                                Date or up to but excluding the
                                                sixth Trading Day prior to the
                                                Early Redemption Date (as
                                                defined below under "--Issuer
                                                Redemption Right") or the
                                                fifteenth day prior to the
                                                Maturity Date, as the case may
                                                be.

                                                Accrued but unpaid supplemental
                                                coupon amounts will be payable
                                                by us on the Maturity Date but
                                                not upon your exercise of your
                                                exchange right or upon an early
                                                redemption by us of the
                                                Pharmaceutical BOXES. Accrued
                                                but unpaid supplemental coupon
                                                amounts paid on the Maturity
                                                Date will accrue through the
                                                Trading Day immediately prior to
                                                the Maturity Date.

Interest Payment Dates......................    The 30th day of each March,
                                                June, September and December,
                                                COMMENCING ON MARCH 30, 2002 IN
                                                RESPECT OF BASE COUPONS AND
                                                DECEMBER 30, 2002 IN RESPECT OF
                                                ANNUAL SUPPLEMENTAL COUPONS,
                                                including the Maturity Date, or
                                                if any such day is not a
                                                Business Day (as defined below)
                                                in New York

                                                City, the immediately following
                                                Business Day. In the event that
                                                the payment is made on the
                                                immediately following Business
                                                Day, no interest on the payment
                                                will accrue for the period from
                                                and after the Interest Payment
                                                Date or the Maturity Date (or
                                                any redemption or repayment
                                                date) to that immediately
                                                following Business Day. Interest
                                                will be paid to the persons in
                                                whose name the Pharmaceutical
                                                BOXES are registered at the
                                                close of business on the
                                                applicable record date, which
                                                will be either the fifteenth day
                                                of the month following the
                                                applicable calculation period
                                                or, in the case of base and
                                                supplemental coupon amounts
                                                payable at maturity, the
                                                Maturity Date, whether or not
                                                that day is a Business Day. In
                                                addition, Interest Payment Dates
                                                are subject to adjustment in
                                                certain circumstances relating
                                                to the early redemption of the
                                                BOXES. See "--Issuer Redemption
                                                Right" below.

Early Redemption Notice Date................    The date, if any, on which we
                                                exercise our redemption right
                                                with respect to the
                                                Pharmaceutical BOXES, as
                                                described under "--Issuer
                                                Redemption Right" and
                                                "--Discontinuance of the DGE
                                                Index; Successor Index; Issuer
                                                Redemption Right" below.

Business Day................................    Any day except Saturday, Sunday
                                                and any day that is in New York
                                                City a legal holiday or a day on
                                                which banking institutions or
                                                securities exchanges are
                                                authorized or required by law or
                                                other governmental action to
                                                close.

Closing Value...............................    The closing value of the DGE
                                                Index, as reported by the
                                                American Stock Exchange on a
                                                specified date.

Exchange Right..............................    Beginning December 26, 2001, you
                                                may, subject to the Minimum
                                                Exchange Amount (as defined
                                                below), exchange your
                                                Pharmaceutical BOXES for your
                                                Cash Settlement Value, plus
                                                accrued but unpaid base coupon
                                                amounts up to, and including,
                                                the Exchange Notice Date, by
                                                instructing your broker or other
                                                person through whom you hold
                                                your Pharmaceutical BOXES to
                                                take the following steps through
                                                normal clearing system channels:

                                              o fill out an Official Notice of
                                                Exchange, which is attached as
                                                Annex B to this prospectus
                                                supplement;

                                              o deliver your Official Notice
                                                of Exchange to us (which must be
                                                acknowledged by us) before 12:00
                                                p.m. (New York City time) on any
                                                Trading Day; and

                                              o transfer your book-entry
                                                interest in the Pharmaceutical
                                                BOXES to the Trustee on our
                                                behalf at or prior to 10:00 a.m.
                                                (New York City time) on the
                                                Exchange Date.

                                                If we receive your Official
                                                Notice of Exchange after 12:00
                                                p.m. (New York City time) on any
                                                Trading Day or on any day that
                                                is not a Trading Day, that
                                                notice will not be effective,
                                                and you will need to submit a
                                                new notice in order to exercise
                                                your exchange right on any
                                                future Trading Day. Subject to
                                                your proper instruction of the
                                                DTC participant through whom you
                                                hold your Pharmaceutical BOXES
                                                (as described below), we will
                                                deliver your Cash Settlement
                                                Value, plus accrued but unpaid
                                                base coupon amounts, to the
                                                Trustee for payment to you for
                                                regular way settlement
                                                (currently three Trading Days),
                                                unless there is a Market
                                                Disruption Event (as described
                                                below) with respect to one or
                                                more of the Underlying Stocks on
                                                the Exchange Notice Date (and,
                                                so long as the regular way
                                                settlement date is three

                                                Trading Days, a Market
                                                Disruption Event occurs, or is
                                                continuing with respect to such
                                                Underlying Stock(s) on the
                                                Trading Day following the
                                                Exchange Notice Date).

                                                If there is a Market Disruption
                                                Event, settlement will occur on
                                                the later of (i) the regular way
                                                settlement date; and (ii) the
                                                second Trading Day after the
                                                last Determination Date on which
                                                MS & Co. determines the Cash
                                                Settlement Value of your
                                                tendered Pharmaceutical BOXES,
                                                as described under
                                                "--Determination Date" above. In
                                                no event will settlement occur
                                                later than the fifth Trading Day
                                                following the Exchange Notice
                                                Date.

                                                We may request that MS & Co.
                                                purchase the Pharmaceutical
                                                BOXES you tender in
                                                consideration of the Cash
                                                Settlement Value that would
                                                otherwise have been payable by
                                                us, plus accrued but unpaid base
                                                coupon amounts. MS & Co.'s
                                                agreement to purchase the
                                                tendered Pharmaceutical BOXES
                                                will be without prejudice to
                                                your right to proceed against us
                                                upon any failure by MS & Co. to
                                                settle the purchase when due.
                                                Any Pharmaceutical BOXES
                                                purchased by MS & Co. will
                                                remain outstanding.

                                                Since the Pharmaceutical BOXES
                                                will be held only in book-entry
                                                form, only DTC may exercise the
                                                exchange right with respect to
                                                the Pharmaceutical BOXES.
                                                Accordingly, beneficial owners
                                                of Pharmaceutical BOXES that
                                                desire to have all or any
                                                portion of their Pharmaceutical
                                                BOXES exchanged must instruct
                                                the participant through which
                                                they own their interest to
                                                direct DTC to exercise the
                                                exchange right on their behalf
                                                by forwarding the Official
                                                Notice of Exchange to us as
                                                discussed above. In order to
                                                ensure that the instructions are
                                                received by us on a particular
                                                day, the applicable beneficial
                                                owner must so instruct the
                                                participant through which it
                                                owns its interest before that
                                                participant's deadline for
                                                accepting instructions from
                                                their customers. Different firms
                                                may have different deadlines for
                                                accepting instructions from
                                                their customers. Accordingly,
                                                beneficial owners of
                                                Pharmaceutical BOXES should
                                                consult the participants through
                                                which they own their interest
                                                for the respective deadlines.
                                                All instructions given to
                                                participants from beneficial
                                                owners of Pharmaceutical BOXES
                                                relating to the right to
                                                exchange their Pharmaceutical
                                                BOXES will be irrevocable. In
                                                addition, at the time
                                                instructions are given, each
                                                beneficial owner must direct the
                                                participant through which it
                                                owns its interest to transfer
                                                its book-entry interest in the
                                                related Pharmaceutical BOXES, on
                                                DTC's records, to the Trustee on
                                                our behalf. See "--Book-Entry
                                                Form."

                                                If the Exchange Date for the
                                                exchange of your Pharmaceutical
                                                BOXES is after the conclusion of
                                                a quarterly calculation period
                                                and prior to the "ex-interest"
                                                date for the Interest Payment
                                                Date relating to that quarterly
                                                calculation period, on the
                                                Exchange Date you will be
                                                entitled to base coupon amounts
                                                that have accrued from and
                                                including the commencement date
                                                of that quarterly calculation
                                                period to and including the
                                                applicable Exchange Notice Date.
                                                The "ex-interest" date for any
                                                Interest Payment Date is the
                                                date on which purchase
                                                transactions in the
                                                Pharmaceutical BOXES no longer
                                                carry the right to receive the
                                                interest payable on that
                                                Interest Payment Date.

                                                If the Exchange Date for the
                                                exchange of your Pharmaceutical
                                                BOXES is on or after the
                                                "ex-interest" date for an
                                                Interest Payment Date and prior
                                                to that Interest Payment Date,
                                                on the Exchange Date
                                                you will only be entitled to
                                                your Cash Settlement Value plus
                                                any base coupon amounts that
                                                have accrued from but excluding
                                                the last day of the quarterly
                                                calculation period relating to
                                                that Interest Payment Date to
                                                and including the Exchange
                                                Notice Date.

Minimum Exchange Amount.....................    In order to exercise your
                                                exchange right, you must
                                                exchange at least 30,000
                                                Pharmaceutical BOXES, or
                                                multiples of 100 in excess of
                                                30,000. The Minimum Exchange
                                                Amount will not apply so long as
                                                a Credit Exchange Event (as
                                                defined below under "--Credit
                                                Exchange Event") has occurred
                                                and is continuing.

Issuer Redemption Right.....................    Beginning on November 26, 2008
                                                (or earlier if the DGE Index is
                                                discontinued or suspended and
                                                there is no appropriate
                                                successor index), upon at least
                                                30 but not more than 60 days'
                                                notice to holders of
                                                Pharmaceutical BOXES, we may
                                                redeem the Pharmaceutical BOXES
                                                for mandatory exchange in whole,
                                                but not in part. If we redeem
                                                the Pharmaceutical BOXES, we
                                                will pay to you on the date
                                                fixed by us in our redemption
                                                notice for settlement of the
                                                redemption (the "Early
                                                Redemption Date"), your Cash
                                                Settlement Value, as described
                                                under "--Cash Settlement Value
                                                Payable at Maturity or upon
                                                Exchange or Issuer Redemption"
                                                above, plus accrued but unpaid
                                                base coupon amounts, as
                                                described under "--Interest
                                                Rate" above, upon delivery of
                                                your Pharmaceutical BOXES to the
                                                Trustee.

                                                You will continue to be entitled
                                                to exercise your exchange right
                                                as described under "--Exchange
                                                Right" above on or after the
                                                Early Redemption Notice Date up
                                                to but excluding the sixth
                                                Trading Day immediately
                                                preceding the Early Redemption
                                                Date.

                                                If the Early Redemption Notice
                                                Date is after the conclusion of
                                                a quarterly calculation period
                                                but prior to the "ex-interest"
                                                date for the Interest Payment
                                                Date relating to that quarterly
                                                calculation period, that
                                                Interest Payment Date and the
                                                related Record Date will be
                                                suspended and on the Early
                                                Redemption Date holders of the
                                                BOXES on that Early Redemption
                                                Date will be entitled to their
                                                Cash Settlement Value plus any
                                                base coupon amounts that have
                                                accrued from and including the
                                                commencement date of that
                                                quarterly calculation period to
                                                but excluding the sixth Trading
                                                Day prior to the Early
                                                Redemption Date.

                                                If the Early Redemption Notice
                                                Date is after the conclusion of
                                                a quarterly calculation period
                                                and on or after the
                                                "ex-interest" date for the
                                                Interest Payment Date relating
                                                to that quarterly calculation
                                                period, we will pay on the Early
                                                Redemption Date to the holders
                                                of the BOXES on the Early
                                                Redemption Date any base coupon
                                                amounts that have accrued from
                                                but excluding the last day of
                                                the quarterly calculation period
                                                relating to that Interest
                                                Payment Date to but excluding
                                                the sixth Trading Day prior to
                                                the Early Redemption Date, and
                                                we will pay to holders of the
                                                BOXES on the Record Date
                                                relating to that Interest
                                                Payment Date base coupon amounts
                                                accruing during the quarterly
                                                calculation period relating to
                                                that Interest Payment Date
                                                either: (i) on that Interest
                                                Payment Date, if that Interest
                                                Payment Date is prior to the
                                                Early Redemption Date, or (ii)
                                                on the Early Redemption Date, if
                                                that Interest Payment Date is on
                                                or after the Early Redemption
                                                Date.

Exchange Ratios.............................    The Exchange Ratios for each
                                                Underlying Stock initially will
                                                be calculated by multiplying (a)
                                                the number of shares of that
                                                Underlying Stock, after
                                                appropriate adjustments
                                                (including those relating to the

                                                Divisor (as defined below under
                                                "--The DGE Index")), used by the
                                                American Stock Exchange in
                                                calculating the DGE Index by (b)
                                                one thirtieth.

                                                The Calculation Agent will
                                                adjust the Exchange Ratios for
                                                the Underlying Stocks following
                                                each quarterly rebalancing of
                                                the DGE Index by the American
                                                Stock Exchange (as described
                                                below under "--The DGE Index").
                                                The Calculation Agent will also
                                                adjust an Exchange Ratio (x) if
                                                the American Stock Exchange
                                                adjusts the composition of the
                                                DGE Index, the Divisor or the
                                                number of shares of the
                                                Underlying Stock used in
                                                calculating the DGE Index
                                                between quarterly rebalancings;
                                                (y) in accordance with the third
                                                and fifth paragraphs of the
                                                section captioned
                                                "--Discontinuance of the DGE
                                                Index; Successor Index; Issuer
                                                Redemption Right"; and (z) in
                                                accordance with the section
                                                captioned "--Adjustments to the
                                                Pharmaceutical BOXES." No such
                                                adjustment will be made,
                                                however, if the Calculation
                                                Agent determines that such
                                                change by the American Stock
                                                Exchange contains or is the
                                                result of a manifest error. In
                                                such case, any exchange will be
                                                made at the Exchange Ratio then
                                                in effect without regard to such
                                                manifest error.

Exchange Value..............................    The Exchange Value for each
                                                Underlying Stock will be
                                                calculated by multiplying (a)
                                                the Underlying Stock's Exchange
                                                Ratio by (b) the Underlying
                                                Stock's Market Price on the
                                                applicable Determination Date.

Composition of DGE Index....................    The following table lists, as of
                                                the date of this prospectus
                                                supplement, the Underlying
                                                Stocks, the principal U.S.
                                                exchange or trading system on
                                                which each Underlying Stock is
                                                listed or quoted, the ticker
                                                symbol of each Underlying Stock,
                                                the percentage of the value of
                                                the DGE Index represented by
                                                each Underlying Stock and the
                                                Exchange Ratio of each
                                                Underlying Stock per one
                                                Pharmaceutical BOXES:

    ISSUER               PRINCIPAL    TICKER      PERCENT   EXCHANGE RATIO
                         EXCHANGE                OF VALUE
    Abbott Laboratories    NYSE        ABT         6.842%     0.020458
                                                   ======     ========
    American Home          NYSE        AHP         6.630%     0.017789
                                                   ======     ========
    Products Corporation
    Amgen Inc.            NASDAQ       AMGN        6.264%     0.017122
                                                   ======     ========
    AstraZeneca PLC        NYSE        AZN         6.473%     0.022570
                                                   ======     ========
    Bristol-Myers          NYSE        BMY         6.681%     0.018901
    Squibb Company
                                                   ======     ========
    Forest                 NYSE        FRX         6.917%     0.015010
    Laboratories, Inc.
                                                   ======     ========
    GlaxoSmithKline plc    NYSE        GSK         6.515%     0.019457
                                                   ======     ========
    IVAX Corporation       AMEX        IVX         6.386%     0.050922
                                                   ======     ========
    Johnson & Johnson      NYSE        JNJ         7.087%     0.018456
    King
                                                   ======     ========
    Pharmaceuticals,       NYSE         KG         6.378%     0.025238
    Inc.
                                                   ======     ========
    Eli Lilly and          NYSE        LLY         6.668%     0.013008
    Company
                                                   ======     ========
    Merck & Co., Inc.      NYSE        MRK         5.947%     0.014676
                                                   ======     ========
    Pfizer Inc.            NYSE        PFE         7.340%     0.026906
                                                   ======     ========
    Pharmacia              NYSE        PHA         7.240%     0.025127
    Corporation
                                                   ======     ========
    Schering-Plough        NYSE        SGP         6.634%     0.029463
    Corporation
                                                   ======     ========

                                                The initial selection of the
                                                Underlying Stocks was based on
                                                the composition of the DRG Index
                                                as of June 15, 2001.

                                                THE COMPOSITION OF THE STOCKS
                                                UNDERLYING THE DGE INDEX IS
                                                LIKELY TO CHANGE OVER TIME AND
                                                THE CASH SETTLEMENT VALUE YOU
                                                RECEIVE UPON EXCHANGE OF YOUR
                                                PHARMACEUTICAL BOXES OR UPON A
                                                REDEMPTION BY US OR AT MATURITY
                                                OF THE PHARMACEUTICAL BOXES

                                                MAY BE BASED ON DIFFERENT STOCKS
                                                THAN THE STOCKS UNDERLYING THE
                                                DGE INDEX AS OF THE DATE OF THIS
                                                PROSPECTUS SUPPLEMENT.

The DGE Index...............................    We have derived all information
                                                regarding the DGE Index
                                                contained in this prospectus
                                                supplement, including its
                                                composition, method of
                                                calculation and changes in its
                                                components, from publicly
                                                available sources and other
                                                sources we believe to be
                                                reliable. Such information
                                                reflects the policies of, and is
                                                subject to change by, the
                                                American Stock Exchange. The
                                                American Stock Exchange has no
                                                obligation to continue to
                                                publish, and may discontinue or
                                                suspend publication of, the DGE
                                                Index at any time. A list of the
                                                issuers of the Underlying Stocks
                                                of the DGE Index at any time is
                                                available from the American
                                                Stock Exchange. The American
                                                Stock Exchange's address is 86
                                                Trinity Place, New York, NY
                                                10006, and its telephone number
                                                is (212) 306-1000.

                                                The DGE Index is a stock index
                                                calculated and published by the
                                                American Stock Exchange that
                                                measures the composite price
                                                performance of selected stocks
                                                of companies whose primary
                                                business involves the
                                                manufacture of prescription and
                                                non-prescription drugs and other
                                                related health products. The
                                                American Stock Exchange has
                                                published the DGE Index since
                                                September 4, 2001. The DGE Index
                                                currently is based on 15 highly
                                                capitalized and widely held
                                                underlying common stocks or ADRs
                                                trading as National Market
                                                securities through the
                                                facilities of The Nasdaq
                                                National Market or on the
                                                American Stock Exchange or the
                                                New York Stock Exchange, Inc.
                                                (the "NYSE") and representing a
                                                limited cross-section of
                                                pharmaceutical industry issuers.

                                                The DGE Index is an equal-dollar
                                                weighted index (I.E., each
                                                Underlying Stock is represented
                                                in approximately equal dollar
                                                amounts in the index). The value
                                                of the DGE Index was initially
                                                calculated by (i) determining
                                                the number of shares (to the
                                                nearest whole share) that would
                                                represent an investment of
                                                $10,000 in each Underlying Stock
                                                at their closing prices on June
                                                15, 2001; (ii) multiplying the
                                                resulting number of shares for
                                                each Underlying Stock by the
                                                closing price for that
                                                Underlying Stock on June 15,
                                                2001; (iii) calculating the sum
                                                of all those products; and (iv)
                                                dividing such sum by a divisor
                                                (the "Divisor") which
                                                established a base value for the
                                                DGE Index. The Divisor was
                                                initially set at 300.08645 to
                                                yield a benchmark value for the
                                                DGE Index of 500.00 as of the
                                                close of trading on June 15,
                                                2001.

                                                The value of the DGE Index at
                                                any time equals the aggregate
                                                market value (based on U.S.
                                                primary market prices) of the
                                                assigned number of shares of
                                                each Underlying Stock divided by
                                                the Divisor. Each quarter,
                                                following the close of trading
                                                on the third Friday of March,
                                                June, September and December,
                                                the American Stock Exchange will
                                                adjust the number of shares of
                                                each Underlying Stock so that
                                                the number of shares of each
                                                Underlying Stock again
                                                represents an equal dollar
                                                amount. If necessary, the
                                                American Stock Exchange will
                                                adjust the Divisor to ensure
                                                continuity of the DGE Index's
                                                value. The adjusted portfolio
                                                will become the basis for the
                                                DGE Index's value on the first
                                                Trading Day following the
                                                quarterly adjustment.

                                                The number of shares of each
                                                Underlying Stock will remain
                                                fixed between quarterly
                                                adjustments except in the event
                                                of certain types of corporate
                                                actions, such as the payment of
                                                a dividend (other than an
                                                ordinary cash dividend), stock
                                                distributions, stock splits,
                                                reverse stock splits, rights
                                                offerings, or a distribution,
                                                reorganization,
                                                recapitalization, or similar
                                                events with respect to an
                                                Underlying Stock. The number of
                                                shares of an Underlying Stock
                                                will also be adjusted in the
                                                event of a merger,
                                                consolidation, dissolution or
                                                liquidation with respect to the
                                                issuer of that stock. When such
                                                adjustments occur between
                                                quarterly adjustments, the
                                                number of shares of the relevant
                                                Underlying Stock will be
                                                adjusted, to the nearest whole
                                                share, to maintain that stock's
                                                relative weight in the DGE Index
                                                at the level immediately prior
                                                to the event giving rise to the
                                                adjustment. In the event an
                                                Underlying Stock is replaced,
                                                the average dollar value of the
                                                remaining Underlying Stocks will
                                                be calculated and that amount
                                                will be invested in the new
                                                Underlying Stock to the nearest
                                                whole share. In both cases, the
                                                Divisor will be adjusted, if
                                                necessary, to ensure the
                                                continuity of the DGE Index's
                                                value.

                                                The value of the DGE Index is
                                                published every 15 seconds via
                                                the Consolidated Tape
                                                Association's Network B. The DGE
                                                Index values are also available
                                                on broker-dealer terminals and
                                                quotation systems.

                                                If any change in the nature of
                                                any stock in the DGE Index
                                                occurs as a result of delisting,
                                                merger, acquisition or other
                                                similar event, the American
                                                Stock Exchange may delete that
                                                stock from the Index and replace
                                                it with another stock which the
                                                American Stock Exchange believes
                                                is representative of the
                                                pharmaceutical sector. In making
                                                a replacement determination, the
                                                American Stock Exchange will
                                                ensure that at least 90% of the
                                                DGE Index's numerical value will
                                                be accounted for by stocks that
                                                are eligible for standard
                                                options trading.

Indicative and Historical Information.......    The following table sets forth
                                                indicative closing values of the
                                                DGE Index for each quarter in
                                                the period from June 30, 1996
                                                through August 31, 2001 and
                                                historical closing values of the
                                                DGE Index for each quarter in
                                                the period from September 1,
                                                2001 to November 20, 2001, as
                                                calculated by the American Stock
                                                Exchange. The indicative closing
                                                values were calculated using
                                                historical trading data for each
                                                Underlying Stock obtained from
                                                Bloomberg Financial Markets as
                                                though the DGE Index had been
                                                published during the period from
                                                June 30, 1996 to August 31, 2001
                                                and as though its composition
                                                mirrored the composition of the
                                                DRG Index. The indicative or
                                                historical performance of the
                                                DGE Index or the Underlying
                                                Stocks should not be taken as an
                                                indication of future
                                                performance. The indicative
                                                values set forth below have been
                                                adjusted to reflect certain
                                                corporate events that affected
                                                the relevant trading data,
                                                including, but not limited to,
                                                stock splits and stock
                                                dividends.

                                                           DGE INDEX VALUE
                                                               CLOSE
                                                               -----
     1996

        Second Quarter..................................      163.42
        Third Quarter...................................      175.60
        Fourth Quarter..................................      181.99

     1997

        First Quarter...................................      192.51
        Second Quarter..................................      237.72
        Third Quarter...................................      240.29
        Fourth Quarter..................................      260.26

     1998


                                      S-30

                                                           DGE INDEX VALUE
                                                               CLOSE
                                                               -----
        First Quarter...................................      311.30
        Second Quarter..................................      332.44
        Third Quarter...................................      340.17
        Fourth Quarter..................................      396.04

     1999

        First Quarter...................................      413.56
        Second Quarter..................................      391.09
        Third Quarter...................................      362.47
        Fourth Quarter..................................      374.21


     2000

        First Quarter...................................       384.92
        Second Quarter..................................      474.51
        Third Quarter...................................      491.86
        Fourth Quarter..................................      529.59

     2001

        First Quarter...................................      459.22
        Second Quarter..................................      476.68
        Third Quarter...................................      474.32
                                                              ======
        Fourth Quarter (through November 20, 2001)......      474.88
                                                              ======

                                                Source: American Stock Exchange
                                                and Bloomberg Financial Markets

                                                The indicative year-to-date
                                                dividend yield for the DGE Index
                                                as of November 20, 2001 was
                                                1.13%.

                                                The indicative year-to-date
                                                dividend yield as of November
                                                20, 2001 is calculated by
                                                dividing the total amount of
                                                dividends paid on the Underlying
                                                Stocks of the DGE Index during
                                                that period (less any
                                                withholding tax or foreign
                                                currency conversion fees with
                                                respect to underlying stocks of
                                                non-U.S. issuers as described
                                                above) on a portfolio of
                                                Underlying Stocks replicating
                                                the DGE Index, by the indicative
                                                closing value of the DGE Index
                                                in 2000. We make no
                                                representation as to the amount
                                                of dividends, if any, that the
                                                issuers of the Underlying Stocks
                                                will pay in the future.

                                                The following graph illustrates
                                                the trends of the indicative
                                                closing values of the DGE Index,
                                                calculated on a monthly basis,
                                                from June 28, 1996 to August 31,
                                                2001 and the trends of the
                                                historical closing values of the
                                                DGE Index, calculated on a
                                                monthly basis, from September 1,
                                                2001 to November 20, 2001.

Discontinuance of the DGE Index;
Successor Index; Issuer
Redemption Right............................    If the American Stock Exchange
                                                discontinues or suspends
                                                publication of the DGE Index and
                                                the American Stock Exchange or
                                                another entity publishes a
                                                successor or substitute index
                                                that the Calculation Agent
                                                determines to be substantially
                                                identical to the discontinued or
                                                suspended DGE Index (such index
                                                being referred to in this
                                                prospectus supplement as a
                                                "Successor Index"), then the
                                                Successor Index will replace the
                                                DGE Index for all purposes,
                                                including for purposes of
                                                determining the Exchange Ratios
                                                to be used in computing the Cash
                                                Settlement Value payable based
                                                on the shares of common stock
                                                underlying the Successor Index,
                                                which will be "Underlying
                                                Stock."

                                                Upon any selection by the
                                                Calculation Agent of a Successor
                                                Index, the Calculation Agent
                                                will cause written notice of its
                                                selection of a Successor Index
                                                to be furnished to the Trustee,
                                                to Morgan Stanley and to the
                                                holders of the Pharmaceutical
                                                BOXES within three Trading Days
                                                of such selection.

                                                If the American Stock Exchange
                                                discontinues or suspends
                                                publication of the DGE Index
                                                prior to, and that
                                                discontinuance or suspension is
                                                continuing on, a date on which
                                                your Cash Settlement Value is to
                                                be determined and the
                                                Calculation Agent determines
                                                that no Successor Index is
                                                available at that time, then on
                                                that date (unless we have
                                                redeemed the Pharmaceutical
                                                BOXES as described above under
                                                "--Issuer Redemption Right"),
                                                the Calculation Agent or one of
                                                its affiliates will determine
                                                the Exchange Ratios to be used
                                                in computing your Cash
                                                Settlement Value. Your Cash
                                                Settlement Value will be
                                                computed by the Calculation
                                                Agent or one of its affiliates
                                                in accordance with the formula
                                                for and method of calculating
                                                the DGE Index last in effect
                                                prior to the discontinuance or
                                                suspension, using the Market
                                                Price at that time (or, if
                                                trading in an Underlying Stock
                                                has been materially suspended or
                                                limited, its good faith estimate
                                                of the Market Price that would
                                                have prevailed but for that
                                                suspension or limitation) for
                                                each security most recently
                                                comprising the DGE Index.

                                                A material suspension or
                                                limitation of trading with
                                                respect to an Underlying Stock
                                                will be deemed to have occurred
                                                upon (i) a suspension, absence
                                                or material limitation of
                                                trading in that Underlying Stock
                                                for more than two hours of
                                                trading or during the one-half
                                                hour period preceding the close
                                                of trading in the primary
                                                exchange or market of trading
                                                for that Underlying Stock; or
                                                (ii) a breakdown or failure in
                                                the price and trading systems of
                                                the primary exchange or market
                                                of trading for that Underlying
                                                Stock, as a result of which the
                                                reported trading prices for that
                                                Underlying Stock during the last
                                                one-half hour preceding the
                                                closing of trading in such
                                                market are materially
                                                inaccurate.

                                                Notwithstanding the foregoing,
                                                we will have the right to redeem
                                                the Pharmaceutical BOXES at any
                                                time that the Calculation Agent
                                                determines that there is no
                                                appropriate Successor Index,
                                                even if this occurs before
                                                November 26, 2008. See "--Issuer
                                                Redemption Right" above. If we
                                                exercise this right, then from
                                                and after the Early Redemption
                                                Notice Date the Calculation
                                                Agent will cease to calculate
                                                the DGE Index and the
                                                composition of the Underlying
                                                Stocks will become fixed as of
                                                that date, except that the
                                                Calculation Agent in its sole
                                                discretion may make adjustments
                                                after that date solely to
                                                reflect the occurrence of a
                                                corporate or other similar event
                                                affecting an Underlying Stock
                                                (such as, for example, a merger
                                                or other corporate combination
                                                or a stock split or reverse
                                                stock split). Any such
                                                subsequent adjustment will be
                                                designed to maintain the
                                                relative investment represented
                                                by each Underlying Stock at its
                                                respective Exchange Ratio as of
                                                the Early Redemption Notice
                                                Date.

Adjustments to the Pharmaceutical BOXES........ If the method of calculating the
                                                DGE Index or a Successor Index
                                                is modified so that the value of
                                                such index is a fraction or
                                                multiple of what it would have
                                                been had it not been modified
                                                (E.G., due to a split in the
                                                index), then the Calculation
                                                Agent will adjust the Exchange
                                                Ratios of the Underlying Stocks
                                                in order to arrive at a value of
                                                the Pharmaceutical BOXES
                                                relative to the DGE Index or
                                                such Successor Index as if the
                                                DGE Index or Successor Index had
                                                not been modified (E.G., as if
                                                such split had not occurred).
                                                The fraction used in calculating
                                                supplemental coupon amounts
                                                (including with respect to the
                                                initial DGE Index value) is also
                                                subject to adjustment in these
                                                circumstances.

Credit Exchange Event.......................    If our senior debt rating is
                                                downgraded below A- by Standard
                                                & Poor's or below A3 by Moody's
                                                (or below the equivalent ratings
                                                of any successor to Standard &
                                                Poor's or Moody's), a Credit
                                                Exchange Event will occur. So
                                                long as a Credit Exchange Event
                                                has occurred and is continuing,
                                                the Minimum Exchange Amount will
                                                not apply. We will instruct the
                                                Trustee to notify you upon the
                                                occurrence of a Credit Exchange
                                                Event.

Additional Issuances of Pharmaceutical
BOXES.......................................    We may, without notice to
                                                holders of Pharmaceutical BOXES,
                                                issue additional Pharmaceutical
                                                BOXES having terms identical to
                                                those we are offering on the
                                                date of this prospectus
                                                supplement (other than price).
                                                Should we so decide, we
                                                currently intend to make such
                                                issuances on the third Thursday
                                                of any calendar month, but we
                                                may make such issuances on any
                                                other Trading Day we deem
                                                appropriate. The pricing of any
                                                new issuance of Pharmaceutical
                                                BOXES will be derived from the
                                                Market Prices of the Underlying
                                                Stocks as of the applicable
                                                pricing date at their respective
                                                Exchange Ratios, plus the
                                                maximum agent's commission
                                                specified in the relevant
                                                pricing supplement, accrued but
                                                unpaid base coupon amounts
                                                through the date of the pricing
                                                supplement, including, solely
                                                for these purposes, (i) base
                                                coupon amounts with respect to
                                                any Underlying Stock whose next
                                                record date for ordinary
                                                dividends will occur between the
                                                date of the pricing supplement
                                                for that issuance of
                                                Pharmaceutical BOXES and the
                                                date MS & Co. delivers those
                                                Pharmaceutical BOXES; (ii) any
                                                extraordinary dividend paid
                                                during such period; and (iii)
                                                accrued but unpaid supplemental
                                                coupon amounts to, but not
                                                including, the date of the
                                                pricing supplement. The prices
                                                of Pharmaceutical BOXES so
                                                issued could be at a premium or
                                                discount to then prevailing
                                                trading prices of the
                                                Pharmaceutical BOXES.

Book-Entry Form.............................    The Pharmaceutical BOXES will be
                                                issued in the form of one or
                                                more fully registered global
                                                securities which will be
                                                deposited with, or on behalf of,
                                                DTC, which will be designated as
                                                the depositary for the
                                                registered global securities,
                                                and registered in the name of
                                                Cede & Co., DTC's nominee.
                                                Beneficial interests in the
                                                registered global securities
                                                will be represented through
                                                book-entry accounts of financial
                                                institutions acting on behalf of
                                                beneficial owners as direct and
                                                indirect participants of DTC.

                                                The Trustee, in its capacity as
                                                paying agent, will make payments
                                                of interest, if any, to the
                                                account of DTC, as holder of
                                                book-entry notes, by wire
                                                transfer of immediately
                                                available funds. We expect that
                                                DTC, upon receipt of any
                                                payment, will immediately credit
                                                its participants' accounts in
                                                amounts proportionate to their
                                                respective beneficial interests
                                                in the book-entry Pharmaceutical
                                                BOXES as shown on the
                                                records of DTC. We also expect
                                                that payments by DTC's
                                                participants to owners of
                                                beneficial interests in the
                                                book-entry notes will be
                                                governed by standing customer
                                                instructions and customary
                                                practices and will be the
                                                responsibility of those
                                                participants.

                                                DTC has advised Morgan Stanley
                                                as follows: DTC is a
                                                limited-purpose trust company
                                                organized under the New York
                                                Banking Law, a "banking
                                                organization" within the meaning
                                                of the New York Banking Law, a
                                                member of the Federal Reserve
                                                System, a "clearing corporation"
                                                within the meaning of the New
                                                York Uniform Commercial Code,
                                                and a "clearing agency"
                                                registered pursuant to the
                                                provisions of the Exchange Act.
                                                DTC holds securities deposited
                                                with it by its participants, and
                                                it facilitates the settlement of
                                                transactions among its
                                                participants in those securities
                                                through electronic computerized
                                                book-entry changes in
                                                participants' accounts,
                                                eliminating the need for
                                                physical movement of securities
                                                certificates. DTC's participants
                                                include securities brokers and
                                                dealers, including the agents,
                                                banks, trust companies, clearing
                                                corporation and other
                                                organizations, some of whom
                                                and/or their representatives own
                                                DTC. Access to DTC's book-entry
                                                system is also available to
                                                others, such as banks, brokers,
                                                dealers and trust companies that
                                                clear through or maintain a
                                                custodial relationship with a
                                                participant, either directly or
                                                indirectly.

Events of Default...........................    Events of default under the
                                                Pharmaceutical BOXES will
                                                include, among other things,
                                                default in payment of any
                                                principal (I.E., payment of Cash
                                                Settlement Value at maturity or
                                                upon redemption or exchange),
                                                default for 30 days in the
                                                payment of any interest (I.E.,
                                                payment of base coupon amounts
                                                or supplemental coupon amounts)
                                                and events of bankruptcy,
                                                insolvency or reorganization
                                                with respect to us. Upon
                                                acceleration of the
                                                Pharmaceutical BOXES following
                                                the occurrence of an event of
                                                default, holders will be
                                                entitled to receive their Cash
                                                Settlement Value calculated by
                                                the Calculation Agent as of the
                                                date of the acceleration, plus
                                                accrued but unpaid base coupon
                                                amounts and accrued but unpaid
                                                supplemental coupon amounts up
                                                to but excluding the date of
                                                acceleration, provided that if
                                                prior to the date of
                                                acceleration (i) you have
                                                submitted an Official Notice of
                                                Exchange in accordance with your
                                                Exchange Right; or (ii) we have
                                                exercised our redemption right
                                                with respect to the
                                                Pharmaceutical BOXES in
                                                accordance with "--Issuer
                                                Redemption Right" and "--Early
                                                Redemption Notice Date" above
                                                and the date of acceleration
                                                occurs on or after the sixth
                                                Trading Day prior to the Early
                                                Redemption Date, the amount you
                                                will be entitled to receive will
                                                equal the Cash Settlement Value
                                                calculated as of the
                                                Determination Date, plus accrued
                                                but unpaid base coupon amounts
                                                accrued up to and including the
                                                Exchange Notice Date or up to
                                                but excluding the sixth Trading
                                                Day prior to the Early
                                                Redemption Date, respectively.
                                                If we exercise our redemption
                                                right and the acceleration date
                                                occurs before the sixth Trading
                                                Day prior to the Early
                                                Redemption Date, you will be
                                                entitled to receive your Cash
                                                Settlement Value calculated as
                                                of the date of acceleration,
                                                plus accrued but unpaid base
                                                coupon amounts up to, but
                                                excluding, the date of
                                                acceleration. For a description
                                                of all the events that
                                                constitute events of default
                                                under the Pharmaceutical BOXES,
                                                see "Description of Debt
                                                Securities--Events of Default"
                                                in the accompanying prospectus.

Trustee.....................................    JPMorgan Chase Bank.

Calculation Agent...........................    MS & Co.

                                                The Calculation Agent will round
                                                all percentages resulting from
                                                any calculation with respect to
                                                the Pharmaceutical BOXES to the
                                                nearest one hundred-thousandth
                                                of a percentage point, with five
                                                one-millionths of a percentage
                                                point rounded upwards (E.G.,
                                                9.876545% (or .09876545) would
                                                be rounded to 9.87655% (or
                                                .0987655)). All dollar amounts
                                                used in, or resulting from, such
                                                calculation will be rounded to
                                                the nearest cent with five
                                                tenths of a cent being rounded
                                                upwards.

                                                The Calculation Agent is solely
                                                responsible for determining the
                                                Cash Settlement Value and base
                                                and supplemental coupon amounts.
                                                All determinations made by the
                                                Calculation Agent will be at the
                                                sole discretion of the
                                                Calculation Agent and will, in
                                                the absence of manifest error,
                                                be conclusive for all purposes
                                                and binding on us and holders of
                                                the Pharmaceutical BOXES.

Market Disruption Event.....................    A Market Disruption Event with
                                                respect to an Underlying Stock
                                                will be deemed to have occurred
                                                upon:

                                                   (i) a suspension, absence or
                                                   material limitation of
                                                   trading of that Underlying
                                                   Stock on the primary market
                                                   for that Underlying Stock for
                                                   more than two hours of
                                                   trading or during the
                                                   one-half hour period
                                                   preceding the close of the
                                                   principal trading session in
                                                   that market; or a breakdown
                                                   or failure in the price and
                                                   trade reporting systems of
                                                   the primary market for that
                                                   Underlying Stock as a result
                                                   of which the reported trading
                                                   prices for that Underlying
                                                   Stock during the last
                                                   one-half hour preceding the
                                                   closing of the principal
                                                   trading session in that
                                                   market are materially
                                                   inaccurate, as determined by
                                                   the Calculation Agent in its
                                                   sole discretion; and

                                                   (ii) a determination by the
                                                   Calculation Agent in its sole
                                                   discretion that any event
                                                   described in clause (i) above
                                                   materially interfered with
                                                   the ability of Morgan Stanley
                                                   or any of its affiliates to
                                                   unwind or adjust all or a
                                                   material portion of the hedge
                                                   with respect to the
                                                   Pharmaceutical BOXES.

                                                For purposes of determining
                                                whether a Market Disruption
                                                Event has occurred with respect
                                                to an Underlying Stock: (1) a
                                                limitation on the hours or
                                                number of days of trading will
                                                not constitute a Market
                                                Disruption Event if it results
                                                from an announced change in the
                                                regular business hours of the
                                                relevant exchange; and (2)
                                                limitations pursuant to New York
                                                Stock Exchange Rule 80A (or any
                                                applicable rule or regulation
                                                enacted or promulgated by the
                                                NYSE, any other self-regulatory
                                                organization or the Commission
                                                of similar scope as determined
                                                by the Calculation Agent) on
                                                trading during significant
                                                market fluctuations shall
                                                constitute a suspension, absence
                                                or material limitation of
                                                trading.

Market Price................................    If an Underlying Stock (or any
                                                other security for which a
                                                Market Price must be determined)
                                                is listed on a national
                                                securities exchange, is a
                                                security of The Nasdaq National
                                                Market or is included in the OTC
                                                Bulletin Board Service ("OTC
                                                Bulletin Board") operated by the
                                                National Association of
                                                Securities Dealers, Inc. (the
                                                "NASD"), the Market Price for
                                                one share of that Underlying
                                                Stock (or one unit of any such
                                                other security) means (i) the
                                                last reported sale price,
                                                regular way, of the principal
                                                trading session on that day on
                                                the principal U.S. securities
                                                exchange registered under the
                                                Exchange Act, on which that

                                                Underlying Stock (or any such
                                                other security) is listed or
                                                admitted to trading (which may
                                                be the Nasdaq National Market if
                                                it is then a national securities
                                                exchange) or (ii) if not listed
                                                or admitted to trading on any
                                                securities exchange or if the
                                                last reported sale price is not
                                                obtainable (even if that
                                                Underlying Stock (or any such
                                                other security) is listed or
                                                admitted to trading on such
                                                securities exchange), the last
                                                reported sale price of the
                                                principal trading session on the
                                                over-the-counter market as
                                                reported on The Nasdaq National
                                                Market (if it is not then a
                                                national securities exchange) or
                                                OTC Bulletin Board on that day.
                                                If the last reported sale price
                                                of the principal trading session
                                                is not available pursuant to
                                                clause (i) or (ii) above, the
                                                Market Price for any Trading Day
                                                or any Determination Date that
                                                is not a Trading Day will be the
                                                mean, as determined by the
                                                Calculation Agent, of the bid
                                                prices for that Underlying Stock
                                                (or any such other security)
                                                obtained from as many dealers in
                                                such stock (which may include MS
                                                & Co. or any of our other
                                                subsidiaries or affiliates), but
                                                not exceeding three, as will
                                                make such bid prices available
                                                to the Calculation Agent. A
                                                "security of The Nasdaq National
                                                Market" shall include a security
                                                included in any successor to
                                                that system and the term "OTC
                                                Bulletin Board Service" shall
                                                include any successor to that
                                                service.

Underlying Stocks;
Public Information..........................    As of the date of this
                                                prospectus supplement, each of
                                                the issuers of the Underlying
                                                Stocks is a reporting company
                                                under the Exchange Act.
                                                Companies with securities
                                                registered under the Exchange
                                                Act are required to file
                                                periodically certain financial
                                                and other information specified
                                                by the Securities and Exchange
                                                Commission (which we refer to as
                                                the Commission). Information
                                                provided to or filed with the
                                                Commission can be inspected and
                                                copied at the public reference
                                                facilities maintained by the
                                                Commission at Room 1024, 450
                                                Fifth Street, N.W., Washington,
                                                D.C. 20549 or at its Regional
                                                Office located at Suite 1400,
                                                Citicorp Center, 500 West
                                                Madison Street, Chicago,
                                                Illinois 60661, and copies of
                                                such material can be obtained
                                                from the Public Reference
                                                Section of the Commission, 450
                                                Fifth Street, N.W., Washington,
                                                D.C. 20549, at prescribed rates.
                                                In addition, information
                                                provided to or filed with the
                                                Commission electronically can be
                                                accessed through a website
                                                maintained by the Commission.
                                                The address of the Commission's
                                                website is http://www.sec.gov.
                                                Information provided to or filed
                                                with the Commission by each of
                                                the issuers pursuant to the
                                                Exchange Act can be located by
                                                reference to its respective
                                                Commission file number. In
                                                addition, information regarding
                                                the issuers of the Underlying
                                                Stocks may be obtained from
                                                other sources including, but not
                                                limited to, press releases,
                                                newspaper articles and other
                                                publicly disseminated documents.
                                                Neither we nor the American
                                                Stock Exchange make any
                                                representation or warranty as to
                                                the accuracy or completeness of
                                                such information.

                                                THIS PROSPECTUS SUPPLEMENT
                                                RELATES ONLY TO THE
                                                PHARMACEUTICAL BOXES OFFERED
                                                HEREBY AND DOES NOT RELATE TO
                                                THE DGE INDEX, THE UNDERLYING
                                                STOCKS OR OTHER SECURITIES OF
                                                THE ISSUERS OF THE UNDERLYING
                                                STOCKS. WE HAVE DERIVED ALL
                                                DISCLOSURES CONTAINED IN THIS
                                                PROSPECTUS SUPPLEMENT REGARDING
                                                THE ISSUERS OF THE UNDERLYING
                                                STOCKS FROM THE PUBLICLY
                                                AVAILABLE DOCUMENTS DESCRIBED
                                                ABOVE. NEITHER WE NOR THE
                                                AMERICAN STOCK EXCHANGE NOR MS &
                                                CO. HAVE PARTICIPATED IN THE
                                                PREPARATION OF SUCH DOCUMENTS OR
                                                MADE ANY DUE DILIGENCE INQUIRY
                                                WITH RESPECT TO THE ISSUERS OF
                                                THE UNDERLYING STOCKS IN
                                                CONNECTION WITH THE OFFERING OF
                                                THE PHARMACEUTICAL BOXES.
                                                NEITHER WE NOR THE AMERICAN
                                                STOCK

                                                EXCHANGE NOR MS & CO. MAKE ANY
                                                REPRESENTATION THAT THOSE
                                                PUBLICLY AVAILABLE DOCUMENTS ARE
                                                OR ANY OTHER PUBLICLY AVAILABLE
                                                INFORMATION REGARDING THE
                                                ISSUERS OF THE UNDERLYING STOCKS
                                                IS ACCURATE OR COMPLETE.
                                                FURTHERMORE, WE CANNOT GIVE ANY
                                                ASSURANCE THAT ALL EVENTS
                                                OCCURRING PRIOR TO THE DATE OF
                                                THIS PROSPECTUS SUPPLEMENT
                                                (INCLUDING EVENTS THAT WOULD
                                                AFFECT THE ACCURACY OR
                                                COMPLETENESS OF THE PUBLICLY
                                                AVAILABLE DOCUMENTS DESCRIBED
                                                ABOVE) THAT WOULD AFFECT THE
                                                TRADING PRICES OF THE UNDERLYING
                                                STOCKS (AND THEREFORE THE VALUE
                                                OF THE DGE INDEX AND THE
                                                EXCHANGE RATIOS) HAVE BEEN
                                                PUBLICLY DISCLOSED. SUBSEQUENT
                                                DISCLOSURE OF ANY SUCH EVENTS OR
                                                THE DISCLOSURE OF OR FAILURE TO
                                                DISCLOSE MATERIAL FUTURE EVENTS
                                                CONCERNING THE ISSUERS OF THE
                                                UNDERLYING STOCKS COULD AFFECT
                                                THE CASH SETTLEMENT VALUE
                                                RECEIVED ON THE MATURITY DATE,
                                                ANY EXCHANGE DATE OR THE EARLY
                                                REDEMPTION DATE WITH RESPECT TO
                                                THE PHARMACEUTICAL BOXES AND
                                                THEREFORE THE TRADING PRICES OF
                                                THE PHARMACEUTICAL BOXES. THE
                                                STATEMENTS IN THE PRECEDING FOUR
                                                SENTENCES ARE NOT INTENDED TO
                                                AFFECT THE RIGHTS OF THE HOLDERS
                                                OF THE PHARMACEUTICAL BOXES
                                                UNDER THE SECURITIES LAWS.

                                                NEITHER WE NOR ANY OF OUR
                                                AFFILIATES MAKE ANY
                                                REPRESENTATION TO YOU AS TO THE
                                                PERFORMANCE OF ANY OF THE
                                                UNDERLYING STOCKS OR THE DGE
                                                INDEX AS A WHOLE. NEITHER WE NOR
                                                ANY OF OUR AFFILIATES CAN OFFER
                                                ANY ASSURANCE AS TO THE
                                                COMPOSITION OF THE UNDERLYING
                                                STOCKS AT THE TIME YOU RECEIVE
                                                YOUR CASH SETTLEMENT VALUE SINCE
                                                SUCH COMPOSITION MAY CHANGE OVER
                                                TIME.

                                                AT THE TIME YOU RECEIVE YOUR
                                                CASH SETTLEMENT VALUE, SOME OR
                                                ALL OF THE ISSUERS OF THE
                                                UNDERLYING STOCKS MAY NOT BE
                                                REPORTING COMPANIES UNDER THE
                                                EXCHANGE ACT.

Use of Proceeds and Hedging.................    The net proceeds we receive from
                                                the sale of the Pharmaceutical
                                                BOXES will be used for general
                                                corporate purposes and by us or
                                                one or more of our affiliates in
                                                connection with hedging our
                                                obligations under the
                                                Pharmaceutical BOXES. See also
                                                "Use of Proceeds" in the
                                                accompanying prospectus.

                                                On or prior to the date of this
                                                prospectus supplement, we,
                                                through our subsidiaries or
                                                others, may hedge our
                                                anticipated exposure in
                                                connection with the
                                                Pharmaceutical BOXES by taking
                                                positions in the Underlying
                                                Stocks or in other instruments.
                                                If we pursue such a hedging
                                                strategy, the price at which we
                                                are able to purchase such
                                                positions may be a factor in
                                                determining the Issue Price of
                                                the Pharmaceutical BOXES.
                                                Through our subsidiaries, we are
                                                likely to modify any hedge
                                                position throughout the life of
                                                the Pharmaceutical BOXES by
                                                purchasing and selling the
                                                Underlying Stocks and other
                                                instruments. Although we have no
                                                reason to believe that hedging
                                                activity or other trading
                                                activities that we have, or any
                                                of our affiliates have, engaged
                                                in or may engage in have had or
                                                will have a material impact on
                                                the price of the Underlying
                                                Stocks or the DGE Index, we
                                                cannot give any assurance that
                                                these activities have not or
                                                will not affect those prices.

License Agreement between
the American Stock Exchange
and Morgan Stanley..........................    The use of and reference to the
                                                DGE Index in connection with the
                                                Pharmaceutical BOXES has been
                                                consented to by the American
                                                Stock Exchange, the publisher of
                                                the DGE Index. "AMEX Equal
                                                Weighted Pharmaceutical Index"
                                                and "DGE Index" are service
                                                marks of the

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                                                American Stock Exchange. All
                                                rights to the DGE Index are
                                                owned by the American Stock
                                                Exchange. We, the Calculation
                                                Agent and the Trustee disclaim
                                                any and all responsibility for
                                                the calculation or other
                                                maintenance of or any
                                                adjustments to the DGE Index.
                                                The American Stock Exchange has
                                                the right to change the
                                                composition of the DGE Index and
                                                to cease calculation and
                                                publication of the DGE Index. In
                                                addition, the American Stock
                                                Exchange has no relationship to
                                                us or the Pharmaceutical BOXES;
                                                it does not sponsor, endorse,
                                                authorize, sell or promote the
                                                Pharmaceutical BOXES, and has no
                                                obligation or liability in
                                                connection with the
                                                administration, marketing or
                                                trading of the Pharmaceutical
                                                BOXES or with the calculation of
                                                the Cash Settlement Value that
                                                may be payable in the
                                                circumstances described under
                                                "--Cash Settlement Value Payable
                                                at Maturity or upon Exchange or
                                                Issuer Redemption" above.

ERISA Matters for Pension Plans and
Insurance Companies.........................    Each fiduciary of a pension,
                                                profit-sharing or other employee
                                                benefit plan subject to the
                                                Employee Retirement Income
                                                Security Act of 1974, as amended
                                                ("ERISA") (a "Plan"), should
                                                consider the fiduciary standards
                                                of ERISA in the context of the
                                                Plan's particular circumstances
                                                before authorizing an investment
                                                in the Pharmaceutical BOXES.
                                                Accordingly, among other
                                                factors, the fiduciary should
                                                consider whether the investment
                                                would satisfy the prudence and
                                                diversification requirements of
                                                ERISA and would be consistent
                                                with the documents and
                                                instruments governing the Plan.

                                                In addition, we and certain of
                                                our subsidiaries and affiliates,
                                                including MS & Co. and Dean
                                                Witter Reynolds Inc. ("DWR"),
                                                may be each considered a "party
                                                in interest" within the meaning
                                                of ERISA, or a "disqualified
                                                person" within the meaning of
                                                the Code with respect to many
                                                Plans. Prohibited transactions
                                                within the meaning of ERISA or
                                                the Code would likely arise, for
                                                example, if the Pharmaceutical
                                                BOXES are acquired by or with
                                                the assets of a Plan with
                                                respect to which MS & Co., DWR
                                                or any of their affiliates is a
                                                service provider, unless the
                                                Pharmaceutical BOXES are
                                                acquired pursuant to an
                                                exemption from the "prohibited
                                                transaction" rules. A violation
                                                of these prohibited transaction
                                                rules could result in an excise
                                                tax or other liabilities under
                                                ERISA and/or Section 4975 of the
                                                Code for such persons, unless
                                                exemptive relief is available
                                                under an applicable statutory or
                                                administrative exemption.

                                                The U.S. Department of Labor has
                                                issued five prohibited
                                                transaction class exemptions
                                                ("PTCEs") that may provide
                                                exemptive relief for direct or
                                                indirect prohibited transactions
                                                resulting from the purchase or
                                                holding of the Pharmaceutical
                                                BOXES. Those class exemptions
                                                are PTCE 96-23 (for certain
                                                transactions determined by
                                                in-house asset managers), PTCE
                                                95-60 (for certain transactions
                                                involving insurance company
                                                general accounts), PTCE 91-38
                                                (for certain transactions
                                                involving bank collective
                                                investment funds), PTCE 90-1
                                                (for certain transactions
                                                involving insurance company
                                                separate accounts), and PTCE
                                                84-14 (for certain transactions
                                                determined by independent
                                                qualified asset managers).

                                                Because we may be considered a
                                                party in interest with respect
                                                to many Plans, the
                                                Pharmaceutical BOXES may not be
                                                purchased or held by any Plan,
                                                any entity whose underlying
                                                assets include "plan assets" by
                                                reason of any Plan's investment
                                                in the entity (a "Plan Asset
                                                Entity") or

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                                                any person investing "plan
                                                assets" of any Plan, UNLESS such
                                                purchaser or holder is eligible
                                                for exemptive relief, including
                                                relief available under PTCE
                                                96-23, 95-60, 91-38, 90-1, or
                                                84-14 or such purchase and
                                                holding is otherwise not
                                                prohibited. Any purchaser,
                                                including any fiduciary
                                                purchasing on behalf of a Plan,
                                                or holder of the Pharmaceutical
                                                BOXES will be deemed to have
                                                represented, in its corporate
                                                and its fiduciary capacity, by
                                                its purchase and holding the
                                                Pharmaceutical BOXES that it
                                                either (a) is not a Plan or a
                                                Plan Asset Entity and is not
                                                purchasing such securities on
                                                behalf of or with "plan assets"
                                                of any Plan or (b) is eligible
                                                for exemptive relief or such
                                                purchase and holding is not
                                                prohibited by ERISA or Section
                                                4975 of the Code.

                                                Under ERISA, assets of a Plan
                                                may include assets held in the
                                                general account of an insurance
                                                company which has issued an
                                                insurance policy to such plan or
                                                assets of an entity in which the
                                                Plan has invested. Accordingly,
                                                insurance company general
                                                accounts that include assets of
                                                a Plan must ensure that one of
                                                the foregoing exemptions is
                                                available. Due to the complexity
                                                of these rules and the penalties
                                                that may be imposed upon persons
                                                involved in non-exempt
                                                prohibited transactions, it is
                                                particularly important that
                                                fiduciaries or other persons
                                                considering purchasing the
                                                Pharmaceutical BOXES on behalf
                                                of or with "plan assets" of any
                                                Plan consult with their counsel
                                                regarding the availability of
                                                exemptive relief under PTCE
                                                96-23, 95-60, 91-38, 90-1 or
                                                84-14.

                                                Purchasers of the Pharmaceutical
                                                BOXES have exclusive
                                                responsibility for ensuring that
                                                their purchase and holding of
                                                the Pharmaceutical BOXES do not
                                                violate the prohibited
                                                transaction rules of ERISA or
                                                the Code.

U.S. Federal Income
Tax Consequences............................    The following is a discussion of
                                                the material U.S. federal income
                                                tax consequences that may be
                                                relevant to you if you are a
                                                beneficial owner of
                                                Pharmaceutical BOXES who is

                                o an individual who is a citizen or resident of the United
                                                States,

                                o               a U.S. domestic corporation, or

                                o any other person that is subject to U.S. federal income tax on a net income basis in respect of your investment in the
                                                Pharmaceutical BOXES (any of the
                                                foregoing, a "U.S. person").

                                                This summary is based on U.S.
                                                federal income tax laws,
                                                regulations, rulings and
                                                decisions in effect as of the
                                                date of this prospectus
                                                supplement, all of which are
                                                subject to change at any time
                                                (possibly with retroactive
                                                effect).

                                                This summary addresses the U.S.
                                                federal income tax consequences
                                                to you if you are an initial
                                                holder of the Pharmaceutical
                                                BOXES who will purchase the
                                                Pharmaceutical BOXES at the
                                                Issue Price in the original
                                                issuance or any additional
                                                issuance and who will hold the
                                                Pharmaceutical BOXES as capital
                                                assets. This summary does not
                                                purport to be a comprehensive
                                                description of all of the tax
                                                considerations that may be
                                                relevant to a decision to
                                                purchase Pharmaceutical BOXES by
                                                any particular investor,
                                                including tax considerations
                                                that arise from rules of general
                                                application to all
                                                taxpayers or to certain classes
                                                of taxpayers. Thus, for example,
                                                this summary does not address
                                                all aspects of federal income
                                                taxation that may be relevant to
                                                you in light of your individual
                                                investment circumstances or if
                                                you are a taxpayer subject to
                                                special treatment under the U.S.
                                                federal income tax laws, such as
                                                dealers in securities or foreign
                                                currency, financial
                                                institutions, insurance
                                                companies, tax-exempt
                                                organizations and taxpayers
                                                holding the Pharmaceutical BOXES
                                                as part of a "straddle,"
                                                "hedge," "conversion
                                                transaction," "synthetic
                                                security," or other integrated
                                                investment or who acquire
                                                Pharmaceutical BOXES within 30
                                                days of selling shares of any of
                                                the Underlying Stocks at a loss.
                                                Moreover, the effect of any
                                                applicable state, local or
                                                foreign tax laws is not
                                                discussed. You should consult
                                                with your tax advisor in
                                                determining whether an
                                                investment in Pharmaceutical
                                                BOXES is appropriate for you in
                                                light of your personal tax
                                                circumstances.

                                                No statutory, judicial or
                                                administrative authority
                                                directly addresses the
                                                characterization of the
                                                Pharmaceutical BOXES or
                                                instruments similar to the
                                                Pharmaceutical BOXES for U.S.
                                                federal income tax purposes. As
                                                a result, significant aspects of
                                                the U.S. federal income tax
                                                consequences of an investment in
                                                the Pharmaceutical BOXES are not
                                                certain. Because of the lack of
                                                legal authority, our special tax
                                                counsel, Cleary, Gottlieb, Steen
                                                & Hamilton ("Tax Counsel") is
                                                unable to render an opinion as
                                                to the proper U.S. federal
                                                income tax characterization of
                                                the Pharmaceutical BOXES. The
                                                material U.S. federal income tax
                                                consequences of an investment in
                                                the Pharmaceutical BOXES are the
                                                timing and character of income
                                                on the Pharmaceutical BOXES.
                                                Because these consequences
                                                depend on the characterization
                                                of the Pharmaceutical BOXES, Tax
                                                Counsel is unable to render an
                                                opinion on the material U.S.
                                                federal income tax consequences
                                                of an investment in the
                                                Pharmaceutical BOXES. As
                                                described in "Taxation of the
                                                Pharmaceutical BOXES" below,
                                                pursuant to the terms of the
                                                Pharmaceutical BOXES, Morgan
                                                Stanley and you agree to treat
                                                each Pharmaceutical BOXES as a
                                                prepaid cash settlement forward
                                                contract with respect to a
                                                portfolio of stocks consisting
                                                of the Underlying Stocks for the
                                                delivery at maturity or upon
                                                exchange or redemption of a cash
                                                amount equal to the sum of your
                                                Cash Settlement Value and
                                                certain accrued but unpaid
                                                coupon amounts in exchange for a
                                                fixed purchase price. You will
                                                be required to characterize the
                                                Pharmaceutical BOXES for all tax
                                                purposes in this manner (absent
                                                an administrative determination
                                                or judicial ruling to the
                                                contrary) even if your tax
                                                advisor would otherwise adopt an
                                                alternative characterization.
                                                The following description of the
                                                treatment of Pharmaceutical
                                                BOXES for U.S. federal income
                                                tax purposes under that
                                                characterization and under
                                                possible alternative treatment
                                                is based on the advice of Tax
                                                Counsel. No ruling is being
                                                requested from the Internal
                                                Revenue Service (the "IRS") with
                                                respect to the Pharmaceutical
                                                BOXES, and no assurance can be
                                                given that the IRS will agree
                                                with the treatment of the
                                                Pharmaceutical BOXES described
                                                below. ACCORDINGLY, YOU SHOULD
                                                CONSULT YOUR TAX ADVISOR IN
                                                DETERMINING THE TAX CONSEQUENCES
                                                OF AN INVESTMENT IN THE
                                                PHARMACEUTICAL BOXES, INCLUDING
                                                THE APPLICATION OF STATE, LOCAL
                                                OR OTHER TAX LAWS AND THE
                                                POSSIBLE EFFECTS OF CHANGES IN
                                                FEDERAL OR OTHER TAX LAWS.

                                                TAXATION OF THE PHARMACEUTICAL
                                                BOXES. Pursuant to the terms of
                                                the Pharmaceutical BOXES, Morgan
                                                Stanley and you will be
                                                obligated (in the absence of an
                                                administrative determination or
                                                judicial ruling to the contrary)
                                                to characterize the
                                                Pharmaceutical BOXES for all tax
                                                purposes as a prepaid cash
                                                settlement forward contract with
                                                respect to a portfolio of stocks
                                                consisting of the Underlying
                                                Stocks under which:

                                o at the time of issuance of the Pharmaceutical BOXES you pay us a fixed amount of cash equal to the Issue Price of the
                                                Pharmaceutical BOXES in
                                                consideration for our obligation
                                                to deliver to you at maturity or
                                                upon exchange or redemption the
                                                cash amount described under
                                                "Description of the
                                                Pharmaceutical BOXES--Cash
                                                Settlement Value Payable at
                                                Maturity or upon Exchange or
                                                Issuer Redemption" above;

                                o               until maturity, exchange or
                                                redemption we will be obligated
                                                to pay amounts equal to the base
                                                coupons and supplemental coupons
                                                as a return on the
                                                Pharmaceutical BOXES that
                                                constitutes income to you; and

                                o at maturity or upon exchange or redemption we will deliver to you a cash amount equal to the sum of the Cash Settlement Value and certain accrued but unpaid coupon amounts in full satisfaction of our obligation under the prepaid cash settlement forward contract.

                                                Consistent with the above
                                                characterization, base and
                                                supplemental coupon amounts paid
                                                generally will be treated as
                                                ordinary income that is taken
                                                into account in accordance with
                                                your method of accounting. If
                                                you are an accrual method
                                                taxpayer, while not free from
                                                doubt, it is expected that you
                                                would accrue each supplemental
                                                coupon at a rate equal to 0.05%
                                                of one thirtieth of the closing
                                                value of the DGE Index on the
                                                date of this prospectus
                                                supplement until the amount of
                                                the coupon is fixed. If the
                                                actual coupon amount is less
                                                than the accrued coupon amount,
                                                the accrued amount would then be
                                                reduced to reflect the
                                                difference between the accrued
                                                and actual amounts. Your tax
                                                basis in Pharmaceutical BOXES
                                                generally will equal your cost
                                                for the Pharmaceutical BOXES.
                                                Upon the sale, exchange,
                                                maturity, redemption or other
                                                taxable disposition of
                                                Pharmaceutical BOXES, you
                                                generally will recognize capital
                                                gain or loss equal to the
                                                difference between the amount
                                                realized on sale, exchange,
                                                maturity, redemption or other
                                                taxable disposition and your tax
                                                basis in the Pharmaceutical
                                                BOXES. Capital gain or loss
                                                generally will be long-term
                                                capital gain or loss if you held
                                                the Pharmaceutical BOXES for
                                                more than one year at the time
                                                of disposition. Any non-cash
                                                adjustments made to the DGE
                                                Index are not expected to result
                                                in a taxable disposition of the
                                                Pharmaceutical BOXES. It is
                                                uncertain whether amounts
                                                received on disposition that are
                                                attributable to accrued but
                                                unpaid coupons reduce your
                                                amount realized or increase your
                                                basis in Pharmaceutical BOXES.
                                                You should consult your tax
                                                advisor regarding the treatment
                                                of coupons on the Pharmaceutical
                                                BOXES, including accrued but
                                                unpaid coupons on the
                                                disposition of Pharmaceutical
                                                BOXES.

                                                The treatment of base coupon
                                                amounts attributable to
                                                extraordinary dividends, if any,
                                                that are paid as a result of a
                                                merger, reorganization or other
                                                corporate events involving an
                                                issuer of any of the Underlying
                                                Stocks or that would not be
                                                treated as dividends by you if
                                                you held your pro rata share of
                                                the Underlying Stock is
                                                uncertain. In appropriate
                                                circumstances, we intend to take
                                                the position that such coupons
                                                will be treated as a partial
                                                redemption of your investment in
                                                the Pharmaceutical BOXES, and to
                                                report the coupons to the IRS in
                                                that manner. Under this
                                                characterization, you would
                                                recognize gain or loss at the
                                                time of the partial redemption,
                                                which will equal the
                                                difference between the cash
                                                received and the pro rata
                                                portion of your tax basis in the
                                                Pharmaceutical BOXES allocable
                                                to that cash (based upon the
                                                amount of such cash compared to
                                                the fair market value of the
                                                Pharmaceutical BOXES at the time
                                                of payment). Your tax basis in
                                                the Pharmaceutical BOXES would
                                                be reduced by the portion of the
                                                tax basis allocable to the cash
                                                received. For example, if you
                                                paid $10,000 for 100
                                                Pharmaceutical BOXES and later
                                                receive a base coupon of $1,500
                                                as a result of the merger of an
                                                issuer of one of the Underlying
                                                Stocks, and the value of the 100
                                                Pharmaceutical BOXES immediately
                                                prior to the coupon payment is
                                                $15,000, you would allocate 10%
                                                ($1,500 divided by $15,000) of
                                                your $10,000 basis, or $1,000,
                                                to the $1,500 cash received.
                                                Accordingly, your gain would be
                                                $500 (equal to $1,500 cash
                                                received less $1,000 basis
                                                allocated to that cash) and your
                                                basis in the BOXES would be
                                                reduced to $9,000. It is also
                                                possible, however, that the IRS
                                                would take the view that all
                                                coupons attributable to
                                                extraordinary dividends are
                                                additional ordinary income to
                                                you, in which case your basis in
                                                the Pharmaceutical BOXES would
                                                not be reduced as a result of
                                                receiving such coupons.
                                                Prospective purchasers are urged
                                                to consult their tax advisors
                                                regarding the U.S. federal
                                                income tax consequences of
                                                receiving such base coupons.

                                                CONSTRUCTIVE OWNERSHIP. Section
                                                1260 of the Code treats a
                                                taxpayer owning certain types of
                                                derivative positions in property
                                                as having "constructive
                                                ownership" in that property,
                                                with the result that all or a
                                                portion of the long-term capital
                                                gain recognized by such taxpayer
                                                with respect to the derivative
                                                position may be recharacterized
                                                as ordinary income. Section 1260
                                                in its current form would not
                                                apply to Pharmaceutical BOXES,
                                                except to the extent that the
                                                portfolio of Underlying Stocks
                                                includes shares of any non-U.S.
                                                issuers that are not active
                                                foreign operating companies.
                                                However, Section 1260 authorizes
                                                the Treasury Department to
                                                promulgate regulations (possibly
                                                with retroactive effect) to
                                                expand the application of the
                                                "constructive ownership" regime.
                                                There is no assurance that the
                                                Treasury Department will not
                                                promulgate regulations to apply
                                                the regime to Pharmaceutical
                                                BOXES. If Section 1260 were to
                                                apply to Pharmaceutical BOXES,
                                                you would be required to treat
                                                all or a portion of the
                                                long-term capital gain (if any)
                                                that you recognize on sale,
                                                exchange, maturity, redemption
                                                or other taxable disposition of
                                                the Pharmaceutical BOXES as
                                                ordinary income, but only to the
                                                extent such long-term capital
                                                gain exceeds the long-term
                                                capital gain that you would have
                                                recognized if you had acquired
                                                the relevant Underlying Stocks
                                                on the issue date of the
                                                Pharmaceutical BOXES and
                                                disposed of those Underlying
                                                Stocks upon disposition of the
                                                Pharmaceutical BOXES. In
                                                addition, Section 1260 would
                                                impose an interest charge on the
                                                gain that was recharacterized on
                                                the sale, exchange, maturity,
                                                redemption or other taxable
                                                disposition of the
                                                Pharmaceutical BOXES.

                                                POSSIBLE ALTERNATIVE TREATMENT.
                                                Notwithstanding our and your
                                                contractual obligation to treat
                                                the Pharmaceutical BOXES in
                                                accordance with the above
                                                characterization, there can be
                                                no assurance that the IRS will
                                                accept, or that a court will
                                                uphold, this characterization.
                                                The documentation of the
                                                Pharmaceutical BOXES as our
                                                unsecured debt obligations
                                                suggests that the IRS might seek
                                                to apply to the Pharmaceutical
                                                BOXES the Treasury regulations
                                                governing contingent payment
                                                debt instruments (the
                                                "Contingent Payment
                                                Regulations"). If the IRS were
                                                successful in doing this, then,
                                                among other matters,

                                o you would be required to accrue original issue discount on
                                                Pharmaceutical BOXES every year
                                                at a "comparable yield" for
                                                Morgan Stanley, determined at
                                                the time of issuance of the
                                                Pharmaceutical BOXES, in an
                                                amount that is likely to exceed
                                                the aggregate annual coupon
                                                payments you will receive;

                                o               the amount of original issue
                                                discount that you would accrue
                                                for every year would be adjusted
                                                to the extent that actual base
                                                coupon amounts differ from the
                                                "projected" amounts of those
                                                payments; and

                                o on the sale, exchange, maturity, redemption, or other taxable disposition of the
                                                Pharmaceutical BOXES, you would
                                                recognize ordinary income, or
                                                ordinary loss to the extent of
                                                your aggregate prior accruals of
                                                original issue discount and
                                                capital loss thereafter, rather
                                                than capital gain or loss.

                                                Even if the Contingent Payment
                                                Regulations do not apply to the
                                                Pharmaceutical BOXES it is
                                                possible that the IRS could seek
                                                to characterize the
                                                Pharmaceutical BOXES in a manner
                                                that results in tax consequences
                                                to you different from those
                                                described above. Under an
                                                alternative characterization of
                                                the Pharmaceutical BOXES, it is
                                                possible, for example, that
                                                Pharmaceutical BOXES could be
                                                treated as an investment unit
                                                consisting of a deposit paying
                                                interest at the rate Morgan
                                                Stanley would pay on
                                                non-exchangeable senior notes
                                                maturing at the same time as the
                                                Pharmaceutical BOXES, plus a
                                                cash-settlement forward contract
                                                with respect to a portfolio of
                                                stocks consisting of the
                                                Underlying Stocks, in which case
                                                you would be required to accrue
                                                interest at a rate that is
                                                likely to be higher than the
                                                base coupon and supplemental
                                                coupon amounts you will receive.

                                                In addition, the Internal
                                                Revenue Service and U.S.
                                                Treasury Department have
                                                indicated that they plan to
                                                publish guidance with respect to
                                                accrual of income on certain
                                                derivative financial instruments
                                                with contingent payments,
                                                including prepaid forward
                                                contracts. If such guidance were
                                                issued, you could be required to
                                                include income in an amount
                                                greater than the base and
                                                supplemental coupon amounts you
                                                will receive.

                                                NON-UNITED STATES PERSONS.
                                                Because the characterization of
                                                the coupon payments for U.S.
                                                federal income tax purposes is
                                                uncertain, if you are not a U.S.
                                                person, Morgan Stanley will
                                                withhold 30% U.S. federal income
                                                tax on the coupon payments made
                                                with respect to the
                                                Pharmaceutical BOXES. It may be
                                                possible to reduce this rate of
                                                tax under the portfolio interest
                                                exemption (which, subject to
                                                certain exceptions, exempts
                                                nonresident alien individuals
                                                and foreign corporations from
                                                tax on interest payments on debt
                                                from U.S. sources) or a U.S.
                                                income tax treaty. If you are
                                                eligible for a reduced rate of
                                                U.S. withholding tax pursuant to
                                                the portfolio interest exemption
                                                or a tax treaty, you may obtain
                                                a refund or credit of any excess
                                                amounts withheld by filing an
                                                appropriate claim for refund
                                                with the IRS.

                                                Any capital gain realized upon
                                                the sale, exchange, maturity,
                                                redemption, or other taxable
                                                disposition of the
                                                Pharmaceutical BOXES by you will
                                                generally not be subject to U.S.
                                                federal income tax if such gain
                                                is not effectively connected
                                                with a U.S. trade or business of
                                                yours and, if you are an
                                                individual, you are not present
                                                in the United States for 183
                                                days or more in the taxable year
                                                of the disposition. You should
                                                consult your tax advisor
                                                regarding the
                                                treatment of a disposition of
                                                Pharmaceutical BOXES if you are
                                                the beneficial owner of more
                                                than 5% of the Pharmaceutical
                                                BOXES.

                                                BACKUP WITHHOLDING AND
                                                INFORMATION REPORTING. You may
                                                be subject to information
                                                reporting and to backup
                                                withholding with respect to
                                                certain amounts paid to you
                                                unless you provide proof of an
                                                applicable exemption or a
                                                correct taxpayer identification
                                                number and otherwise comply with
                                                applicable requirements of the
                                                backup withholding rules. Backup
                                                withholding is not an additional
                                                tax. Rather, any amounts
                                                withheld from a payment to you
                                                under the backup withholding
                                                rules are allowed as a refund or
                                                credit against your U.S. federal
                                                income tax liability, provided
                                                the required information is
                                                furnished to the IRS.

Underwriter.................................    Under the terms and conditions
                                                contained in an underwriting
                                                agreement dated the date of this
                                                prospectus supplement (which we
                                                refer to as the Underwriting
                                                Agreement), MS & Co. has agreed
                                                to purchase, and Morgan Stanley
                                                has agreed to sell, all of the
                                                Pharmaceutical BOXES if any are
                                                sold. MS & Co. proposes
                                                initially to offer part of the
                                                Pharmaceutical BOXES directly to
                                                the public at the public
                                                offering price set forth on the
                                                cover page of this prospectus
                                                supplement and part to certain
                                                dealers at a price that
                                                represents a concession not in
                                                excess of $.28 per
                                                Pharmaceutical BOXES. MS & Co.
                                                may allow, and those dealers may
                                                reallow, a concession not in
                                                excess of $.28 per
                                                Pharmaceutical BOXES to other
                                                dealers.

                                                MS & Co. is offering the
                                                Pharmaceutical BOXES subject to
                                                its acceptance of the
                                                Pharmaceutical BOXES from Morgan
                                                Stanley and subject to prior
                                                sale. The Underwriting Agreement
                                                provides that the obligations of
                                                MS & Co. to pay for and accept
                                                delivery of the Pharmaceutical
                                                BOXES offered hereby are subject
                                                to the approval of certain legal
                                                matters by its counsel and to
                                                certain other conditions. MS &
                                                Co. is obligated to take and pay
                                                for all the Pharmaceutical BOXES
                                                offered hereby if any
                                                Pharmaceutical BOXES are taken.

                                                MS & Co. initially proposes to
                                                offer the Pharmaceutical BOXES
                                                directly to the public at the
                                                public offering price set forth
                                                on the cover page of this
                                                prospectus supplement The price
                                                to public for investors
                                                purchasing:

                                                 o less than or equal to 2,999
                                                   Pharmaceutical BOXES in any
                                                   single transaction will be
                                                   $16.1093 per Pharmaceutical
                                                   BOXES;
                                                 o 3,000 or more but less than
                                                   15,000 Pharmaceutical BOXES
                                                   in any single transaction
                                                   will be $16.0693 per
                                                   Pharmaceutical BOXES;
                                                 o 15,000 or more but less
                                                   than 100,000 Pharmaceutical
                                                   BOXES in any single
                                                   transaction will be $15.9893
                                                   per Pharmaceutical BOXES;
                                                 o 100,000 or more but less
                                                   than 500,000 Pharmaceutical
                                                   BOXES in any single
                                                   transaction will be $15.8693
                                                   per Pharmaceutical BOXES; and
                                                 o 500,000 or more
                                                   Pharmaceutical BOXES in any
                                                   single transaction will be
                                                   $15.8393 per Pharmaceutical
                                                   BOXES.

                                                After the initial offering of
                                                the Pharmaceutical BOXES, the
                                                offering price and other selling
                                                terms described above may from
                                                time to time be varied by MS &
                                                Co.

                                                Application has been made to
                                                list the Pharmaceutical BOXES on
                                                the American Stock Exchange and
                                                the Philadelphia Stock Exchange.

                                                MS & Co. is a wholly owned
                                                subsidiary of Morgan Stanley. MS
                                                & Co. will conduct the offering
                                                of the Pharmaceutical BOXES in
                                                compliance with the requirements
                                                of Rule 2720 of the Conduct
                                                Rules of the NASD regarding an
                                                NASD member firm's distributing
                                                the securities of an affiliate.

                                                Following the initial
                                                distribution of the
                                                Pharmaceutical BOXES, MS & Co.
                                                and other affiliates of ours may
                                                offer and sell the
                                                Pharmaceutical BOXES in
                                                market-making transactions at
                                                negotiated prices related to
                                                prevailing market prices at the
                                                time of the sale or otherwise.
                                                MS & Co. and such other
                                                affiliates may act as principal
                                                or agent in those transactions.
                                                MS & Co. and such other
                                                affiliates may use this
                                                prospectus supplement and the
                                                accompanying prospectus in
                                                connection with any of those
                                                transactions. MS & Co. and such
                                                other affiliates are not
                                                obligated to make a market in
                                                the Pharmaceutical BOXES and may
                                                discontinue any market-making
                                                activities at any time without
                                                notice.

                                                Neither MS & Co. nor any dealer
                                                utilized in the initial offering
                                                of these securities will confirm
                                                sales to accounts over which it
                                                exercises discretionary
                                                authority without the prior
                                                specific written approval of its
                                                customer.

                                                The aggregate proceeds to Morgan
                                                Stanley are set forth on the
                                                cover page of this prospectus
                                                supplement before deducting our
                                                expenses in offering the
                                                Pharmaceutical BOXES. We
                                                estimate that we will spend
                                                approximately $20,000 for
                                                printing, rating agency,
                                                trustee's and legal fees and
                                                other expenses allocable to the
                                                offering.

                                                In order to facilitate the
                                                offering of the Pharmaceutical
                                                BOXES, MS & Co. may engage in
                                                transactions that stabilize,
                                                maintain or otherwise affect the
                                                price of the Pharmaceutical
                                                BOXES. Specifically, MS & Co.
                                                may sell more shares than it is
                                                obligated to purchase under the
                                                Underwriting Agreement, creating
                                                a short position. A short sale
                                                is covered if the short position
                                                is no greater than the number of
                                                Pharmaceutical BOXES available
                                                for purchase by MS & Co. under
                                                the over allotment option. MS &
                                                Co. can close out a covered
                                                short sale by exercising the
                                                over allotment option or
                                                purchasing Pharmaceutical BOXES
                                                in the open market. In
                                                determining the source of
                                                Pharmaceutical BOXES to close
                                                out a covered short sale, MS &
                                                Co. will consider, among other
                                                things, the open market price of
                                                the Pharmaceutical BOXES
                                                compared to the price available
                                                under the over allotment option.
                                                MS & Co. may also sell shares in
                                                excess of the over allotment
                                                option, creating a naked short
                                                position. MS & Co. must close
                                                out any naked short position by
                                                purchasing Pharmaceutical BOXES
                                                in the open market. A naked
                                                short position is more likely to
                                                be created if MS & Co. is
                                                concerned that there may be
                                                downward pressure on the price
                                                of the Pharmaceutical BOXES in
                                                the open market after pricing
                                                that could adversely affect
                                                investors who purchase in the
                                                offering. As an additional means
                                                of facilitating the offering, MS
                                                & Co. may bid for, and purchase,
                                                Pharmaceutical BOXES in the open
                                                market to stabilize the price of
                                                the Pharmaceutical BOXES. The
                                                underwriting syndicate may also
                                                reclaim selling concessions
                                                allowed to an underwriter or a
                                                dealer for distributing the
                                                Pharmaceutical

                                                BOXES in the offering, if the
                                                syndicate repurchases previously
                                                distributed Pharmaceutical BOXES
                                                to cover syndicate short
                                                positions or to stabilize the
                                                price of the Pharmaceutical
                                                BOXES. These activities may
                                                raise or maintain the market
                                                price of the Pharmaceutical
                                                BOXES above independent market
                                                levels or prevent or retard a
                                                decline in the market price of
                                                the Pharmaceutical BOXES. MS &
                                                Co. is not required to engage in
                                                these activities, and may end
                                                any of these activities at any
                                                time.

                                                We may issue additional
                                                Pharmaceutical BOXES having
                                                terms identical to those we are
                                                offering under this prospectus
                                                supplement (other than price).
                                                In connection with the issuance
                                                of any additional Pharmaceutical
                                                BOXES, MS & Co. may act as an
                                                agent in using its best efforts
                                                to solicit offers to purchase
                                                those additional Pharmaceutical
                                                BOXES or it may act as principal
                                                in purchasing those
                                                Pharmaceutical BOXES, as it may
                                                determine. The capacity in which
                                                MS & Co. acts in those cases
                                                will be specified in a pricing
                                                supplement to this prospectus
                                                supplement. MS & Co. may be
                                                deemed to be an "underwriter"
                                                within the meaning of the
                                                Securities Act of 1933, as
                                                amended. Morgan Stanley and MS &
                                                Co. have agreed to indemnify
                                                each other against certain
                                                liabilities, including
                                                liabilities under the Securities
                                                Act, or to contribute to
                                                payments made in respect of
                                                those liabilities. Morgan
                                                Stanley has also agreed to
                                                reimburse MS & Co. for specified
                                                expenses.

                                                Concurrently with the offering
                                                of the Pharmaceutical BOXES
                                                through MS & Co., we may issue
                                                other debt securities under the
                                                indentures referred to in the
                                                prospectus attached hereto or
                                                other units described in that
                                                prospectus. Those debt
                                                securities may include
                                                medium-term notes and units
                                                under our prospectus supplement
                                                relating to our Global
                                                Medium-Term Notes and Global
                                                Units, Series C and under our
                                                prospectus supplement relating
                                                to our Global Medium-Term Notes
                                                and Global Units, Series D and
                                                E.

Legal Matters...............................    Cleary, Gottlieb, Steen &
                                                Hamilton will pass upon the
                                                validity of the Pharmaceutical
                                                BOXES for Morgan Stanley. An
                                                officer of and counsel to Morgan
                                                Stanley will pass upon other
                                                matters related to the
                                                Pharmaceutical BOXES for Morgan
                                                Stanley. Such counsel will not
                                                beneficially own or have rights
                                                to acquire an aggregate of more
                                                than one percent of the common
                                                stock of Morgan Stanley. Cleary,
                                                Gottlieb, Steen & Hamilton will
                                                also pass upon some legal
                                                matters relating to the
                                                Pharmaceutical BOXES for MS &
                                                Co.

                                                                         ANNEX A

         This Annex forms an integral part of the prospectus.

         The following tables provide the amount of ordinary dividends paid annually per share, or, in the case of AstraZeneca PLC and GlaxoSmithKline plc, per ADR, and the annual dividend yield for each of the issuers of Underlying Stocks that have paid ordinary dividends during the previous seven calendar years. The annual dividend yield for each year specified is calculated by dividing the amount of ordinary dividends per share or ADR paid by the issuer in the year by the closing price in the immediately preceding year for a share of common stock of the issuer or ADR. The year-to-date dividend yield for the issuer as of the date of this prospectus supplement is also provided. The year-to-date dividend yield is calculated by dividing the amount of ordinary dividends per share or ADR paid by the issuer in 2001 by the closing price for a share of common stock of the issuer or ADR on December 29, 2000. Based on this data, we also indicate the base coupon amounts you would have received to date attributable to ordinary dividends of each issuer of the Underlying Stocks less, in the case of AstraZeneca PLC and GlaxoSmithKline plc, withholding taxes that would be imposed on those amounts if paid to a U.S. portfolio investor and less any foreign currency conversion fees or other similar amounts that would be deducted from such amounts if paid to a U.S. portfolio investor, giving effect to the Exchange Ratios as of the date of this prospectus supplement. The actual base coupon amounts attributable to any Underlying Stock will vary depending on the issuer's dividend policy, trading prices for that Underlying Stock and the related Exchange Ratio, each of which is subject to change from time to time without notice to you.

         We obtained the information listed below from Bloomberg Financial Markets, and we believe the information to be accurate. You should not take the historical dividends of the Underlying Stock as an indication of future dividends. In addition, an issuer's year-to-date dividend yield is subject to change as the issuer's dividend rate changes.

         The following issuers did not pay any dividends with respect to their Underlying Stocks from the period beginning January 1, 1996 and ending November 20, 2001: Amgen Inc., Forest Laboratories, Inc. and King Pharmaceuticals, Inc.

                               ABBOTT LABORATORIES

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                 1996.....................  $0.4650           2.23%
                 1997.....................   0.5250           2.07
                 1998.....................   0.5850           1.79
                 1999.....................   0.6600           1.35
                 2000.....................   0.7400           2.04

         The amount of ordinary dividends per share paid to date by Abbott Laboratories in 2001 was $0.8200, and the year-to-date dividend yield is 1.69%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.01678 for each Pharmaceutical BOXES.

                       AMERICAN HOME PRODUCTS CORPORATION

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                 1996.....................  $0.7825           3.23%
                 1997.....................   0.8300           2.83
                 1998.....................   0.8700           2.27
                 1999.....................   0.9050           1.61
                 2000.....................   0.9200           2.34

         The amount of ordinary dividends per share paid to date by American Home Products Corporation in 2001 was $0.6900, and the year-to-date dividend yield is 1.09%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.01227 for each Pharmaceutical BOXES.

                                 ASTRAZENECA PLC

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996......................     *                *
                1997......................     *                *
                1998.....................   $0.6876           1.95%
                1999......................   0.6761           1.54
                2000......................   0.7000           1.72

         The amount of ordinary dividends per ADR paid to date by AstraZeneca PLC in 2001 was $0.7000, and the year-to-date dividend yield is 1.36%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.01580 for each Pharmaceutical BOXES.

                          BRISTOL-MYERS SQUIBB COMPANY

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996.....................   $0.7500           3.67%
                1997.....................    0.7600           2.93
                1998.....................    0.7800           1.73
                1999.....................    0.8600           1.35
                2000.....................    0.9800           1.60

         The amount of ordinary dividends per share paid to date by Bristol-Myers Squibb Company in 2001 was $1.1000, and the year-to-date dividend yield is 1.56%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.02079 for each Pharmaceutical BOXES.

                               GLAXOSMITHKLINE PLC

         GlaxoSmithKline plc did not pay any dividends with respect to its common stock from 1996 to 2000. The amount of ordinary dividends per ADR paid to date by GlaxoSmithKline plc in 2001 was $0.2586, and the year-to-date dividend yield is 0.46%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.00503 for each Pharmaceutical BOXES.

----------
* The amount of ordinary dividends per ADR paid by AstraZeneca PLC in 1996 and 1997, net of withholding taxes that would have been imposed on those dividends if paid to a U.S. portfolio investor and net of any foreign currency conversion fees or other similar amounts that would have been deducted from those amounts if paid to a U.S. portfolio investor, was not available from Bloomberg Financial Markets.

                                IVAX CORPORATION

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996.....................   $0.0267           0.18%

         IVAX Corporation did not pay any dividends from 1997 to 2000, and has not paid any dividends to date in 2001, with respect to its common stock.

                                JOHNSON & JOHNSON

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996.....................   $0.3675           1.72%
                1997.....................    0.4250           1.71
                1998.....................    0.4850           1.47
                1999.....................    0.5450           1.30
                2000.....................    0.6200           1.33

         The amount of ordinary dividends per share paid to date by Johnson & Johnson in 2001 was $0.5200, and the year-to-date dividend yield is 0.99%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.00960 for each Pharmaceutical BOXES.

                              ELI LILLY AND COMPANY

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996.....................   $0.6850           2.44%
                1997.....................    0.7400           2.03
                1998.....................    0.8000           1.15
                1999.....................    0.9200           1.04
                2000.....................    1.0400           1.56

         The amount of ordinary dividends per share paid to date by Eli Lilly and Company in 2001 was $0.8400, and the year-to-date dividend yield is 0.90%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.01093 for each Pharmaceutical BOXES.

                               MERCK & CO., INC.

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996.....................   $0.7100           2.16%
                1997.....................    0.8450           2.12
                1998.....................    0.9450           1.78
                1999.....................    1.1000           1.49
                2000.....................    1.2100           1.80

         The amount of ordinary dividends per share paid to date by Merck & Co., Inc. in 2001 was $1.3700, and the year-to-date dividend yield is 1.46%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.02011 for each Pharmaceutical BOXES.

                                   PFIZER INC.

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996.....................   $0.2000           1.90%
                1997.....................    0.2267           1.64
                1998.....................    0.2533           1.02
                1999.....................    0.3067           0.74
                2000.....................    0.3600           1.11

         The amount of ordinary dividends per share paid to date by Pfizer Inc. in 2001 was $0.3300, and the year-to-date dividend yield is 0.72%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.00888 for each Pharmaceutical BOXES.

                              PHARMACIA CORPORATION

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996.....................   $0.5880           2.40%
                1997.....................    0.3650           0.94
                1998.....................    0.1200           0.29
                1999.....................    0.1200           0.25
                2000.....................    0.2850           0.80

         The amount of ordinary dividends per share paid to date by Pharmacia Corporation in 2001 was $0.5100, and the year-to-date dividend yield is 0.84%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.01281 for each Pharmaceutical BOXES.

                           SCHERING-PLOUGH CORPORATION

                                       ANNUAL DIVIDENDS  ANNUAL DIVIDEND
                                           PER SHARE          YIELD
                                       ----------------  ---------------
                1996.....................   $0.3200           2.34%
                1997.....................    0.3675           2.27
                1998.....................    0.4250           1.37
                1999.....................    0.4850           0.88
                2000.....................    0.5450           1.29

         The amount of ordinary dividends per share paid to date by Schering-Plough Corporation in 2001 was $0.4600, and the year-to-date dividend yield is 0.81%. For illustrative purposes only, giving effect to the related Exchange Ratio as of the date of this prospectus supplement and assuming that such Exchange Ratio remained constant throughout the year, this amount of ordinary dividends would have resulted in base coupon payments to date in 2001 totaling $0.01355 for each Pharmaceutical BOXES.

                                                                         ANNEX B

                           OFFICIAL NOTICE OF EXCHANGE

                                            Dated: On or after December 26, 2001

Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 761-0674
(Attn: William Threadgill)

Dear Sirs:

         The undersigned holder of the Basket Opportunity eXchangeablE SecuritiesSM due October 30, 2031, exchangeable for an amount of cash based on the value of the stocks underlying the American Stock Exchange's DGE Index of Morgan Stanley Dean Witter & Co. (CUSIP No. 61744Y520) (the "Pharmaceutical BOXES") hereby irrevocably elects to exercise with respect to the number of Pharmaceutical BOXES indicated below, as of the date hereof, the Exchange Right as described in the prospectus supplement dated November 20, 2001 (the "Prospectus Supplement") to the Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Prospectus Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated.

         The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Pharmaceutical BOXES indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Pharmaceutical BOXES); and (ii) it will cause the Pharmaceutical BOXES to be exchanged to be transferred to the Trustee on the Exchange Date.

                                           Very truly yours,


                                           ------------------------------------
                                           [Name of Holder]


                                           By:
                                               ---------------------------------
                                               [Title]

                                               ---------------------------------
                                               [Tel. No.]

                                               ---------------------------------
                                               [Fax No.]
Number of Pharmaceutical BOXES
surrendered for exchange(1):
                                               ---------------------------------

Receipt of the above Official
Notice of Exchange is hereby acknowledged.

MORGAN STANLEY DEAN WITTER & CO., as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By: MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
    -----------------------------------------------
    Title:

Date and time of acknowledgment:
                                 -------------------

----------
(1) Minimum 30,000 Pharmaceutical BOXES unless a Credit Exchange Event (as defined in the Prospectus Supplement) has occurred and is continuing.: